    As filed with the Securities and Exchange Commission on August 28, 1998

                                                Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           --------------------------

                                   FORM SB-2
                            Registration Statement
                                   Under the
                            Securities Act of 1933

                           --------------------------

                            MUSE TECHNOLOGIES, INC.
                (Name of Small Business Issuer in its Charter)

         Delaware                          7373                  85-0437001
(State of other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)    Classification Number)   Identification No.)

          MUSE TECHNOLOGIES, INC.                     Curtiz J. Gangi
       1601 Randolph, SE, Suite 210                      President
          Albuquerque, NM 87106                    Muse Technologies, Inc.
             (505) 843-6873                     1601 Randolph, SE, Suite 210
 (Name, address and telephone number of            Albuquerque, NM 87106
principal executive offices and principal              (505) 843-6873
           place of business)                (Name, address and telephone number
                                                    of agent for service)

                     ------------------------------------

                               Copies to:

   Neil S. Belloff, Esq.                      Asher S. Levitsky P.C.
     Proskauer Rose LLP                  Esanu Katsky Korins & Siger, LLP
       1585 Broadway                             605 Third Avenue
     New York, NY 10036                         New York, NY 10158
       (212) 969-3000                             (212) 953-6000

                     ------------------------------------

         Approximate Date of Proposed Sale to the Public: As soon as practicable after the registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                     ------------------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                        Proposed            Proposed
                                                                        Maximum              Maximum          Amount of
Title of Each Class of Securities to            Amount to be         Offering Price         Aggregate        Registration
be Registered                                    Registered           Per Unit (2)       Offering Price          Fee
----------------------------------------------------------------------------------------------------------------------------
Units, consisting of one share of                   1,380,000 (1)        $8.00             $11,040,000          $3,256.80
Common Stock, par value $.015
("Common Stock"), one warrant
(a "Warrant") entitling the holder to
purchase one-half share of Common Stock

Common Stock includable in Units                    1,380,000 (1)         (3)                  (3)                 (3)

Warrants includable in Units                          690,000 (1)         (3)                  (3)                 (3)

Common Stock issuable upon                            690,000 (1)        $9.60              $6,624,000          $1,954.08
exercise of Warrants includable in
Units

Common Stock offered by Selling                           423,881        $8.00              $3,391,048          $1,000.36
Securityholders

Warrants offered by Selling                               423,881         $.50                $211,940             $62.52
Securityholders

Common Stock issuable upon                                423,881        $9.60           $4,069,257.60          $1,200.43
exercise of Warrants offered by
Selling Securityholders

Underwriter's Unit Purchase Option                        120,000       $.00083                   $100            $.03
to purchase Units (4)

Units issuable upon exercise of                           120,000        $9.60              $1,152,000            $339.84
Underwriter's Unit Purchase Option
(5)

Common Stock includable in                                120,000         (3)                  (3)                 (3)
Underwriter's Unit Purchase Option

Warrants includable in Underwriter's                       60,000         (3)                  (3)                 (3)
Unit Purchase Option

==========================================================================================================================
                                                                        Proposed            Proposed
                                                                        Maximum              Maximum          Amount of
Title of Each Class of Securities to            Amount to be         Offering Price         Aggregate        Registration
be Registered                                    Registered           Per Unit (2)       Offering Price          Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon                         60,000                 $9.60               $576,000            $169.92
exercise of Warrants includable in
Underwriter's Unit Purchase Option
Total Registration Fee (6)                                                                                      $7,984.00
===========================================================================================================================


(1) Includes 180,000 Units issuable upon exercise of the Underwriter's over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.
(3)  In accordance with Rule 457, no separate registration fee is required.
(4)  To be issued to the Underwriter in this Offering.
(5) Issuable upon exercise of the Underwriter's Unit Purchase Option at an assumed price of 120% of the initial public offering price.
(6) Pursuant to Rule 416, this registration statement also covers such indeterminable additional shares as may become issuable as a result of anti-dilution adjustments in accordance with the terms of the Warrants and Underwriter's Unit Purchase Option. Total registration fee is rounded up to the nearest whole dollar.

                      ------------------------------------

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               EXPLANATORY NOTE

         This registration statement contains two prospectuses covering the registration of (i) 1,380,000 units, including units to cover overallotments (the "Units"), consisting of 1,380,000 shares of common stock, $.015 par value per share (the "Common Stock"), of Muse Technologies, Inc., a Delaware corporation (the "Company"), and 690,000 redeemable Class A Common Stock Purchase Warrants (the "Warrants") to purchase 690,000 shares of Common Stock, for sale as Units by the Company in an underwritten public offering (the "Offering") and (ii) an additional 423,881 shares of Common Stock and 423,881 Warrants for sale by the holders thereof (the "Selling Securityholders"). The Warrants offered by the Selling Securityholders are being issued upon the automatic conversion of existing warrants into Warrants on the effective date of this registration statement. Following the Prospectus for the Offering are certain pages of the Prospectus relating solely to the Selling Securityholders, including alternate front and back cover pages and an alternate section entitled "Sales by Selling Securityholders." All other sections of the Prospectus for the Offering are to be used in the Prospectus relating to the Selling Securityholders, except "Underwriting."

                             Muse Technologies, Inc.

                              CROSS REFERENCE SHEET

Item
No.       Caption in Form SB-2                                       Location in Prospectus
---       --------------------                                       ----------------------
 1.       Forepart of the Registration Statement
          and Outside Front Cover Page of
          Prospectus........................................... Outside Front Cover Page.

 2.       Inside Front and Outside Back Cover
          Pages of Prospectus.................................. Inside Front and Outside Back Cover
                                                                Pages; Additional Information

 3.       Summary Information and Risk
          Factors.............................................. Prospectus Summary; Risk Factors.

 4.       Use of Proceeds...................................... Use of Proceeds.

 5.       Determination of Offering Price...................... Underwriting.

 6.       Dilution............................................. Dilution.

 7.       Selling Securityholders.............................. Sales By Selling Securityholders

 8.       Plan of Distribution................................. Cover Page; Underwriting.

 9.       Legal Proceedings.................................... Business--Legal Proceedings.

10.       Directors, Executive Officers, Promoters
          and Control Persons.................................. Management.

11.       Security Ownership of Certain Beneficial
          Owners and Management................................ Principal Stockholders.

12.       Description of Securities............................ Description of Securities;
                                                                Underwriting.

13.       Interest of Named Experts and
          Counsel.............................................. Legal Matters; Experts.

14.       Disclosure of Commission Position on
          Indemnification for Securities Act                    Management--Personal Liability
          Liabilities.......................................... and Indemnification of Directors.

15.       Organization Within Last Five Years.................. Prospectus Summary.

Item
No.       Caption in Form SB-2                                        Location in Prospectus
---       --------------------                                        ----------------------

16.       Description of Business.............................. Prospectus Summary; Management's
                                                                Discussion and Analysis of Financial
                                                                Condition and Results of Operations;
                                                                Business; and Financial Statements.

17.       Management's Discussion and Analysis                  Management's Discussion and
          or Plan of Operation................................. Analysis of Financial Condition and
                                                                Results of Operations.

18.       Description of Property.............................. Business--Facilities.

19.       Certain Relationships and Related                     Certain Relationships and Related
          Transactions......................................... Transactions.

20.       Market For Common Equity and Related
          Stockholder Matters.................................. Shares Eligible for Future Sale.

21.       Executive Compensation............................... Management--Executive
                                                                Compensation.

22.       Financial Statements................................. Financial Statements.

23.       Changes in and Disagreements With
          Accountants on Accounting and
          Financial Disclosures................................ None.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 PRELIMINARY PROSPECTUS DATED ________ __, 1998
                              SUBJECT TO COMPLETION

PROSPECTUS

[LOGO]
                                1,200,000 Units

                            Muse Technologies, Inc.

              Consisting of 1,200,000 Shares of Common Stock and
           600,000 Class A Redeemable Common Stock Purchase Warrants

         Muse Technologies, Inc. (the "Company") is offering 1,200,000 units (the "Units"), consisting of 1,200,000 shares of Common Stock, par value $.015 per share (the "Common Stock"), and 600,000 Class A Redeemable Common Stock Purchase Warrants (the "Warrants"). Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $9.60 per share, subject to adjustment and subject to prior redemption by the Company, until ____, 2003 ( the "Expiration Date"). The shares of Common Stock and Warrants comprising the Units are separately transferrable immediately upon issuance and will not trade as a Unit. The Warrants are redeemable by the Company at a redemption price of $.01 per Warrant, upon at least 30 days' prior written notice, during the period commencing one year from the date of this Prospectus, or earlier with the consent of HD Brous & Co., Inc. (the "Underwriter"), and ending on _______________, 2003, provided that the average closing price of the Common Stock is at least $12.00 per share, subject to adjustment, for the twenty day period ending not earlier than five days prior to the date on which the Warrants are called for redemption. See "Description of Securities -- Class A Redeemable Common Stock Purchase Warrants."

         Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market will develop, or if developed, will be maintained. It is anticipated that the Common Stock and Warrants will be quoted on the Nasdaq SmallCap Market under the symbols "MUZE" and "MUZEW", respectively.

         The initial public offering price and composition of the Units and the terms of the Warrants have been determined by negotiations between the Company and the Underwriter and does not necessarily relate to the Company's book value, net worth, financial condition or other established criteria of value. See "Underwriting" for information about factors considered in determining the initial public offering price.

                     ------------------------------------


           AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE
             OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK
                FACTORS," BEGINNING ON PAGE 9, AND "DILUTION."

                     ------------------------------------


           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                     ACCURACY OR ADEQUACY OF THIS  PROSPECTUS.
                        ANY REPRESENTATION TO THE CONTRARY
                              IS A CRIMINAL OFFENSE.

========================================================================================================
                                                        Underwriting Discounts             Proceeds to
                            Price to Public              and Commissions (1)               Company (2)
--------------------------------------------------------------------------------------------------------
       Per Unit                  $8.00                          $0.80                         $7.20
      Total (3)                $9,600,000                      $960,000                     $8,640,000
========================================================================================================


(1) Excludes additional compensation to be received by the Underwriter in the form of (i) a non-accountable expense allowance of 3% of the gross proceeds of this Offering, for a total of $288,000 ($331,200 if the Underwriter's over-allotment option is exercised in full); and (ii) options to purchase up to 120,000 Units at a price equal to $9.60 per Unit, exercisable over a four-year period commencing one year from the date of this Prospectus (the "Underwriter's Unit Purchase Option"). The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company (including the Underwriter's non-accountable expense allowance) which are estimated to be approximately $655,000.

(3) The Company has granted the Underwriter an option exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 180,000 Units on the same terms and conditions as the Units offered hereby solely to cover over-allotments, if any. If the over-allotment option is exercised in full, total "Price to Public," "Underwriting Discounts and Commissions" and "Proceeds to Company" will be $11,040,000, $1,104,000 and $9,936,000, respectively.

                      ------------------------------------


         The registration statement of which this Prospectus is a part also relates to the sale by certain selling securityholders (the "Selling Securityholders"), commencing twelve months from the date of this Prospectus, or earlier with the consent of the Underwriter, of an aggregate of 423,881 shares of Common Stock and 423,881 Warrants. See "Sales by Selling Securityholders." Such securities offered by the Selling Securityholders are not part of the underwritten offering of Units being made by the Underwriter.

         The Units are being offered on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to reject an order in whole or in part. It is expected that delivery of the certificates representing the Common Stock and Warrants comprising the Units will be made against payment therefor at the offices of the Underwriter at 40 Cuttermill Road, Great Neck, New York 11021 on , 1998.

                     ------------------------------------

                             HD Brous & Co., Inc.

                           ___________________, 1998

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         A SIGNIFICANT NUMBER OF UNITS MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH CUSTOMERS MAY SUBSEQUENTLY ENGAGE IN THE SALE OR PURCHASE OF THE COMMON STOCK AND/OR WARRANTS THROUGH OR WITH THE UNDERWRITER. ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY BECOME A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMMON STOCK AND/OR WARRANTS, AND, IF THE UNDERWRITER PARTICIPATES IN SUCH MARKET, IT MAY BE A DOMINATING INFLUENCE IN THE TRADING OF SUCH SECURITIES. THE PRICES AND THE LIQUIDITY OF SUCH SECURITIES MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE PARTICIPATION OF THE UNDERWRITER IN SUCH MARKET, SHOULD A MARKET DEVELOP.

         Upon consummation of this Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission. See "Additional Information."

                              PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that the Warrants, outstanding options and warrants, the Underwriter's Unit Purchase Option and the Underwriter's over-allotment option are not exercised. All share and per share information reflects a 1-for-3.04 reverse stock split effective as of March 5, 1998.

         This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect," "will," "could," "may" and similar expressions, are intended to identify forward-looking statements, but the absence of any such words does not mean that the statement is not forward-looking. Such statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions, including those described under "Risk Factors" and elsewhere in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. In addition to the other information in this Prospectus, the above factors should be carefully considered in evaluating the Company and its business and before purchasing the securities offered hereby.


                                  THE COMPANY

         Muse Technologies, Inc. (the "Company") has developed and commenced marketing several software products designed to enhance the user's ability to understand and analyze data and information and to provide solutions to complex data integration and data management problems encountered by scientists, engineers and other computing professionals. The Company believes that "MuSE(TM)," its core software product, represents a new approach to computer interaction since it permits the integration of various types of data from multiple sources without affecting the integrity of such data and the presentation of data in a multisensory environment to enhance the user's ability to analyze and understand such data. MuSE can be used with different computing platforms and different physical or logical input and output devices. The multisensory capabilities of MuSE enables the user to present information in real time using visual, auditory, tactile and other perceptual tools.

         The Company has also developed a proprietary software product, "Continuum(TM)," designed for multiuser, real-time collaboration within the MuSE environment. Continuum permits multiple users to work and interact with each other within a common environment and to analyze and manipulate the same data independent from other users in a parallel private environment. Since it is designed for use with MuSE, users can interact using various platforms, devices and tools. MuSE and Continuum were developed for the Unix operating system and for the Windows-NT(TM) platform.

         In addition to its software products, the Company also offers custom design and other consulting and support services relating to MuSE. The Company provides such services to customers in order to provide customized solutions to specific customer problems.

         The Company has not generated significant revenue to date. Historically, its largest customers have been agencies or departments of the United States government, which accounted for 24%, 70% and 72% of revenue for the nine months ended June 30, 1998, the fiscal year ended September 30, 1997 and the period from inception to September 30, 1996, respectively. The Company has devoted most of its resources to date to the development of MuSE and Continuum, and has conducted only a limited marketing effort for its products and services.

         MuSE is a tool which can be used in a wide variety of industrial, commercial, entertainment and governmental applications. Each application would be designed to meet the specific requirements of the end users in a particular industry. In order to maximize the market potential from its products and services, the Company will attempt to enter into strategic relationships with partners that have the financial, technological and marketing capability of developing applications for MuSE in specific industries.

         In furtherance of this strategy, in July 1998, the Company entered into an agreement (the "CRI Agreement") with Continuum Resources International ASA ("CRI"), a Norwegian company and wholly-owned subsidiary of The Norex Group, a major Norwegian company engaged in providing data collection services to the oil and gas industry worldwide, for CRI to market, sell, distribute and support MuSE-based products in the oil and gas industry worldwide. See "Business--The CRI Agreement." In addition, in July 1998, CRI purchased, for $8 million, 1,000,000 shares of Common Stock and warrants (the "CRI Warrants") to purchase an additional 1,000,000 shares of Common Stock. See "Financings." Although the Company is engaged in preliminary discussions with other companies to market MuSE in other industries, there can be no assurance that the Company can or will be able to enter into other strategic relationships or that any agreements with strategic partners will generate revenue or profits for the Company. See "Business--Strategic Relationships."

         MuSE is based on software licensed to the Company by Sandia Corporation ("Sandia") pursuant to a license agreement dated October 9, 1995 (the "License Agreement"). Sandia is the operator, under the auspices of the United States Department of Energy, of Sandia National Laboratories ("SNL"). Prior to organizing the Company, certain of the Company's founders were employed by Sandia, where they developed MuSE. See "Business--The License Agreement." Unless the context otherwise requires, references to "Sandia" include Sandia Corporation and SNL.

         The Company is a Delaware corporation, organized on October 24, 1995. Its executive offices are located at 1601 Randolph, SE, Albuquerque, New Mexico 87106, and its telephone number is (505) 843-6873.

                                 THE OFFERING

Securities Offered
by the Company..............................     1,200,000 Units, each Unit consisting of one
                                                 share of Common Stock and one-half  Warrant.
                                                 One Warrant entitles the holder thereof to
                                                 purchase one share of Common Stock.  The
                                                 Common Stock and Warrants comprising the
                                                 Units are separately transferable immediately
                                                 upon issuance and will not trade as a Unit.

Exercise of Warrants........................     Each Warrant is exercisable immediately upon
                                                 issuance until ____, 2003  and entitles the holder
                                                 thereof to purchase one share of Common Stock
                                                 at an exercise price of $9.60 per share (subject to
                                                 adjustment and subject to earlier redemption by
                                                 the Company).

Redemption of Warrants......................     The Warrants are redeemable by the Company
                                                 commencing one year from the date of this
                                                 Offering, or earlier with the consent of the
                                                 Underwriter, at $.01 per Warrant, upon 30 days
                                                 prior written notice; provided, however, that the
                                                 Warrants are covered by an effective registration
                                                 statement, listed on the Nasdaq Stock Market (or
                                                 a national securities exchange) and the average
                                                 closing price of the Common Stock is at least
                                                 $12.00 per share, subject to adjustment, for the
                                                 twenty day period prior to the date which is five
                                                 days before the date the Warrants are called for
                                                 redemption.

Common Stock Outstanding
  Prior to Offering (1).....................     8,763,893 Shares

Common Stock Outstanding
  After Offering (2)........................     9,963,893 Shares

Warrants Outstanding
  Prior to Offering (3).....................     423,881 Warrants

Warrants Outstanding
  After Offering (3)........................     1,023,881 Warrants

Use of Proceeds.............................     The Company intends to apply
                                                 the net proceeds of this
                                                 Offering primarily for
                                                 repayment of certain
                                                 indebtedness, marketing
                                                 activities, product development
                                                 activities, and for working
                                                 capital and general corporate
                                                 purposes. See "Use of
                                                 Proceeds."

Proposed Nasdaq Symbols (4)
     Common Stock...........................     "MUZE"
     Warrants...............................     "MUZEW"

Sales by Selling Securityholders............     An additional 423,881 shares of
                                                 Common Stock and 423,881
                                                 Warrants have been registered
                                                 pursuant to the registration
                                                 statement of which this
                                                 Prospectus forms a part, for
                                                 sale by the holders thereof,
                                                 subject to a contractual
                                                 restriction not to sell such
                                                 securities for a period of
                                                 twelve months from the date
                                                 hereof or earlier with the
                                                 consent of the Underwriter.
                                                 Sales by the Selling
                                                 Securityholders are not part of
                                                 the Offering being sold by the
                                                 Underwriter and the Company
                                                 will not receive any proceeds
                                                 from any sales of securities by
                                                 the Selling Securityholders,
                                                 except upon exercise of
                                                 Warrants.

                                                 The Selling Securityholders may
                                                 effect sales of the Common
                                                 Stock, including Common Stock
                                                 issuable upon exercise of the
                                                 Warrants, or Warrants on the
                                                 Nasdaq SmallCap Market at
                                                 prevailing prices or in
                                                 transactions at negotiated
                                                 prices or by gift or a
                                                 combination thereof. Any such
                                                 sales may be made to the
                                                 Underwriter or other registered
                                                 broker-dealers, acting as
                                                 either principal or broker, at
                                                 any time commencing one year
                                                 from the date of this
                                                 Prospectus or earlier with the
                                                 consent of the Underwriter. See
                                                 "Sales by Selling
                                                 Securityholders."

Risk Factors................................     Investment in the Common Stock
                                                 and the Warrants involves a
                                                 high degree of risk and
                                                 immediate substantial dilution.
                                                 See "Risk Factors" and
                                                 "Dilution."

---------------------------


(1) Does not include Common Stock issuable upon exercise of warrants to purchase an aggregate of 1,869,243 shares of Common Stock (including 423,881 shares of Common Stock subject to Warrants held by the Selling Securityholders) and an aggregate of 5,236,841 shares of Common Stock subject to options under the Company's 1995 and 1996 Stock Option Plans, of which options to purchase 2,358,749 shares are outstanding.

(2) Does not include (i) 180,000 shares of Common Stock issuable pursuant to the Underwriter's over-allotment option, (ii) 120,000 shares of Common Stock issuable pursuant to the Underwriter's Unit Purchase Option, and
     (iii) 1,173,881 shares of Common Stock issuable pursuant to exercise of the Warrants and Warrants includable in the Underwriter's over-allotment option and the Underwriter's Unit Purchase Option. See "Underwriting."

(3) Does not include Warrants issuable pursuant to the Underwriter's over-allotment option and the Underwriter's Unit Purchase Option, and other outstanding warrants to purchase an aggregate of 1,445,362 shares of Common Stock.

(4) A Nasdaq listing does not provide any assurance that an active trading market will develop or be maintained.


                          SUMMARY FINANCIAL INFORMATION

         The summary financial information as of June 30, 1998 and September 30, 1997, and for the year ended September 30, 1997 ("fiscal 97"), for the period October 24, 1995 (inception) to September 30, 1996 ("fiscal 96") and the nine months ended June 30, 1997, has been abstracted from the financial statements of the Company included elsewhere herein (audited, with the exception of the nine months ended June 30, 1998 and 1997). The interim financial statements for the nine months ended June 30, 1998 and 1997 are unaudited. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair representation of the interim financial statements. The results of operations for the interim periods are not necessarily indicative of results that may be expected for the full year.

                             Summary Financial Data


Summary Statement of Operations Data:


                                            Nine Months Ended June 30,                     Fiscal Year Ended
                                         ---------------------------------                    September 30,
                                             1998                  1997             ---------------------------------
                                         ------------             --------             1997              1996(1)
                                                                                     ----------          -------
Revenue..........................      $  1,761,251           $   533,351           $  755,705           $   355,392

Net loss.........................        (2,116,400)           (1,264,798)          (1,258,745)           (1,258,745)
                                       ------------           -----------
Net loss per share...............            $(0.29)               $(0.18)              $(0.28)               $(0.18)
                                       ------------           -----------           ----------           ------------
Weighted average number of
shares of Common Stock
outstanding......................         7,418,768             7,191,396            7,193,189             6,871,642
                                       ============           ===========           ==========           ===========
Balance Sheet Data:


                                                                At June 30, 1998
                                                        ---------------------------------
                                                                              As Adjusted
                                                         Actual                   (2)
                                                        ------------       --------------
Working capital .............................           $    163,861       $  14,948,861
Total assets.................................              1,710,004          16,403,734
Total liabilities............................                936,202             386,944
Total stockholders' equity...................                773,802          16,147,532
Net tangible book value per share............           $        .10       $        1.62
                                                        ============       ==============


----------------------

(1)  Commencing from October 24, 1995 (the date of inception).

(2) As adjusted to give effect to the sale of 1,200,000 Units offered by the Company, the sale by the Company of 1,000,000 shares of Common Stock to CRI in a private transaction and the application of a portion of the proceeds of this Offering to pay certain indebtedness. See "Use Of Proceeds," "Capitalization" and "Financing."

                                 RISK FACTORS

         An investment in the securities offered hereby is highly speculative and subject to a high degree of risk, and only those who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors in analyzing this Offering.

History of Losses; Uncertainty of Future Profitability.

         The Company has incurred significant losses since inception. For the nine months ended June 30, 1998, fiscal 1997 and fiscal 1996, the Company incurred losses of approximately $2.1 million, $2.0 million and $1.3 million, respectively. Through June 30, 1998, the Company incurred cumulative losses of approximately $5.4 million. The Company's revenue to date has not been substantial, and any increase in revenue will be dependent upon the ability of the Company to market its software, either directly or through distributors or strategic partners. Following completion of this Offering, the Company expects to substantially increase its operating expenses in anticipation of increased revenue with no assurance that the Company will generate sufficient revenue to cover such expenses. Accordingly, there can be no assurance that the Company can or will ever achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Explanatory Paragraph in Independent Accountants' Report.

         The Company's independent accountants have included an explanatory paragraph in their report on the Company's financial statements for fiscal 1997 to the effect that the Company's net losses and working capital deficiency raise substantial doubt about the ability of the Company to continue as a going concern. See Note 3 of Notes to Financial Statements.

Cash Requirements.

         The Company's principal short-term cash obligation is a $680,000 payment of principal and interest on notes which are due in December 1998. The Company will require substantial additional funds in order to continue its marketing and product development programs. The Company's capital requirements depend on numerous factors, including the progress of its product development programs, the ability of the Company to enter into strategic arrangements or other marketing arrangements which result in the commercialization of its products, the need to purchase or lease additional capital equipment and the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights. To date, the Company's principal source of funds has been from the sale of its debt and equity securities. Based upon its current plans, the Company believes that the net proceeds of this Offering, together with the net proceeds from the sale of securities to CRI in July 1998 and funds generated from operations, including payments and royalties under the CRI Agreement, will be sufficient to satisfy the Company's operations for at least the next twelve months. However, if the Company's current and projected needs change due to unanticipated events or otherwise, the Company may be required to obtain additional capital and there can be no assurance that additional financing will be available or that the terms of any financing will be acceptable to the Company. If adequate funds are not available, the Company may be required to delay, scale back or eliminate one or more of its product development programs, including but not limited to the further development of MuSE and Continuum or related products, or the Company may be forced to obtain funds through entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies or products that the Company would not otherwise relinquish.

Technological Uncertainties.

         The commercial success of the Company's software will be dependent on its acceptance by potential customers. The Company's software is based on technology that has not been generally proven in the marketplace and is subject to the risks of failure inherent in products based on new technologies. A significant portion of the Company's resources, including the proceeds of this Offering, will be used for research and development and marketing relating to the Company's software and other products and services. There can be no assurance that the Company can or will develop marketable products. The failure of the Company to achieve market acceptance of its products will have a material adverse effect on the Company.

Marketing Activities Required; Anticipated Dependence on Strategic Partners.

         The Company's ability to generate revenue and profits from its software products is dependent upon its ability to successfully market MuSE and applications using MuSE. The Company's marketing efforts will be directed principally, at least initially, toward potential strategic partners who can develop and market applications based on MuSE products in various industries. Substantial marketing efforts will be required to obtain such strategic partnerships. A portion of the proceeds of this Offering is allocated to marketing activities, although no assurance can be given that the Company will be successful in its marketing efforts. In addition, the Company is subject to the risks inherent in any attempt to commercialize products based on new technology, many of which are not within the Company's control. See "Business--Marketing and Sales."

         To date, the Company has undertaken only a limited marketing program which has been conducted by its officers, employees and, to a lesser extent, independent consultants. The Company believes that, in order to realize the maximum market potential from its products and services, it will be necessary for the Company to enter into strategic relationships with partners that have the financial, technological and marketing capability to develop applications for MuSE for use in specific industries. Other than the CRI Agreement, the Company does not currently have any agreements or understandings with other potential strategic partners, and there can be no assurance that the Company can or will be able to enter into strategic relationships or that any agreements or arrangements with strategic partners will generate revenue or profits for the Company.

         To the extent that the Company relies upon strategic partners to perform such functions as research and development and marketing or commercialization of applications based on MuSE products, the Company will be dependent upon the ability and willingness of such strategic partners to perform its obligations in a timely manner. The amount and timing of the allocation of resources by any strategic partner pursuant to its arrangement or agreement with the Company may be affected by numerous factors not within the control of the Company, including, but not limited to, a change in management or direction by the strategic partner, the introduction by the strategic partner of products which may compete with the Company's products or applications or the strategic partner's perception of the market for the Company's products.

         Certain conflicts of interest could arise between the Company and one or more of its strategic partners which, depending on the nature of the conflict, could have a material adverse effect upon the Company's business, prospects and financial condition. Although the Company will seek to restrict its strategic partners from developing competitive products it may not be able either to obtain or enforce such restrictions. The Company's strategic partners or their affiliates may develop, either alone or with others, products which are competitive or have applications which are competitive with the Company's products. Such conflicts could affect the support provided by the strategic partner for the Company's products which could have a material adverse effect on the Company.

         The ability of the Company to enter into arrangements with strategic partners on acceptable terms may be affected by the Company's financial condition. To the extent that the Company is in a position where it requires substantial capital to fund its operations, it may be necessary for the Company to grant to strategic partners certain rights to the Company's products or technology which the Company would not otherwise grant.

Dependence on License Agreement.

         MuSE is based on software which is licensed to the Company by Sandia pursuant to the License Agreement, which grants the Company exclusive rights to develop and commercialize MuSE until October 2005 and thereafter provides a non-exclusive right through 2015. At the end of such ten year period of exclusivity, the Company may request Sandia to extend exclusivity through 2015, which determination shall be made in Sandia's sole discretion. Sandia has the right to terminate the license or make the license non-exclusive in the event the Company fails to pay the required royalties under the License Agreement, with an annual minimum royalty of $20,000 through the year ending December 31, 2006. The Company is also obligated to pay an annual license fee of $10,000 through the year ending December 31, 1999 and a one-time payment of $20,000 prior to July 1999. Any termination of the License Agreement will have a material adverse effect on the Company. Furthermore, at such time as the license becomes non-exclusive, other companies may obtain the rights to the MuSE technology to develop products which may compete with those of the Company. See "Business--The License Agreement" and "Business --Competition."

Rapid Changes in Technology.

         The computer industry in general and the software industry in particular are subject to rapid changes in technology, which can make hardware or software obsolete. Advances in technology create markets for new products and change or reduce the market for existing products. There can be no assurance that future technological developments will not result in technologies which render the Company's products or applications obsolete. In order for the Company to obtain market acceptance of MuSE and Continuum or related products, the Company must be able to convince its potential customers and strategic partners that it has the technological capabilities to meet the technological demands of the marketplace. Furthermore, the willingness of a potential strategic partner to enter into an agreement or arrangement with the Company and to devote the financial and personnel resources to the development of applications using MuSE may be dependent on, among other factors, the ability of the Company or the strategic partner to offer solutions which are competitive with products developed and offered by others and whether such products can generate an acceptable market share.

Discretion as to Use of Proceeds.

         Except for the payment of approximately $680,000 to pay principal and interest on outstanding debt due in December 1998, the net proceeds of this Offering are allocated to working capital purposes, including marketing and research and development and other general corporate purposes. Circumstances may change which may result in a reallocation of such intended use of proceeds. Accordingly, management will have broad discretion with respect to the expenditure of in excess of 91% of the net proceeds of this Offering. Purchasers of the Units offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific plans or intentions.

Uncertainty of Protection of Patents and Intellectual Property Rights.

         The Company believes that patent and other protection of intellectual property rights is crucial to its business and that its future will depend in part on its ability to develop proprietary and/or patented products, maintain trade secret protection and operate without infringing the proprietary rights of others. The Company's products are based on patents and other proprietary technology developed by Sandia and by the Company. Patents have been issued separately to Sandia and the Company with respect to various aspects of MuSE and to the Company with respect to Continuum. However, no assurance can be given that the patents will be upheld if challenged. Any challenge to the validity the Company's patent rights, regardless of whether the Company ultimately prevails, could be expensive and could require the Company to use a significant portion of its resources in any such litigation, without any assurance of success. Pursuant to the License Agreement, Sandia has the obligation to defend the patents licensed to the Company against any claim of infringement or invalidity, as a result of which the Company will be dependent upon Sandia's willingness or ability to defend the patents against any claim. No assurance can be given that third parties will not challenge the validity and enforceability of the patent applications or any patents owned or issued in the future to the Company, or that such challenges will not be successful. There can be no assurance that patent infringement claims will not be asserted and found to have merit, that the Company will not be enjoined from using MuSE and licensing MuSE, or that the Company would not be forced to obtain a license and pay future royalty fees as well as past damages to the party claiming infringement.

         The Company will generally rely on a combination of trade secret, copyright, trademark and patent law to protect its proprietary rights in the intellectual property developed by it or licensed to the Company. Although the Company intends to provide products utilizing MuSE to its customers primarily in object code form, no assurance can be given that unauthorized third parties will not be able to duplicate the software code.

Risk of Product Liability; Product Liability Insurance May Be Insufficient or Unavailable.

         The use of the Company products, including products designed and marketed by a potential strategic partner, may expose the Company to liability claims resulting from the use of the products. The Company currently maintains limited product liability insurance in the aggregate amount of $2,000,000 per occurrence with a total aggregate limit of $5,000,000, and there can be no assurance that such coverage will be adequate. Furthermore, there can be no assurance that adequate product liability insurance will be available to the Company or any of its strategic partners in the future at a reasonable cost, if at all. The inability of the Company or any strategic partner to obtain sufficient coverage at an acceptable cost or to obtain other protection against potential liability could prevent or inhibit the commercialization of the one or more of Company's proposed products. A successful product liability claim or a product recall would have a material adverse effect upon the Company's business, prospects and financial condition.

Government Contracts.

         The Company maintains several Federal government contracts and receives grants from the Federal government, all of which are cancellable and subject to renegotiation at the option of the government for any reason. The Company derives a significant portion of current revenues, and expects to continue to derive a material portion of its revenues in the near future, from government contracts. Accordingly, any such cancellation or renegotiation relating to significant projects could have a material adverse impact on the Company.

Dependence on Management.

         The Company is dependent upon the services of Dr. Creve Maples, Chairman of the Board and Chief Technical Officer, Curtiz J. Gangi, President, and Craig Peterson, Senior Software Development Manager, for the development of the Company's products. Given the Company's early stage of development and the shortage of personnel trained in the application and adaptation of MuSE, the Company is dependent on its ability to identify, hire, train, retain and motivate high quality personnel, especially highly skilled engineers involved in the ongoing developments required to adapt MuSE to specific applications and solutions. Loss of the services of any of Dr. Maples or Messrs. Gangi or Peterson would have a material adverse effect on the Company's operations and financial condition. Pursuant to the underwriting agreement, the Company has agreed to obtain key man life insurance on the lives of Dr. Maples and Mr. Gangi in the amount of $1,000,000 each and Mr. Peterson in the amount of $500,000 while employed by the Company.

Competition.

         There are many companies, both public and private, engaged in developing and marketing software products which compete or have applications which compete with the Company's software products. At the present time, Division Group PLC ("Division"), Paradigm Systems, Inc. ("Paradigm"), Advanced Visual Systems, Inc., Gemini Technology Corp., Autodesk, Inc. ("Autodesk") and SGI International ("SGI"), among others, market such products. The Company believes that the principal factors affecting its ability to compete include such factors as the functionality and architecture of MuSE, the performance of specific applications of products using MuSE, the price of MuSE and the perceived ability of the Company and/or a strategic partner to support and service MuSE after installation.

         Most of the companies with which the Company competes or is expected to compete have substantially greater financial resources, research and development capabilities, sales and marketing staffs and distribution channels than the Company. There can be no assurance that products and services based on MuSE will achieve sufficient quality, functionality or cost-effectiveness to compete with existing or future alternatives. Additionally, other major software companies may be able to develop competing products and, if MuSE gains market acceptance, other more established companies may enter the Company's markets. See "Business--Competition."

Effects of Customers' Cost-Reduction Programs.

         The pricing of software products in general, and those, such as the Company's, that are based on new technology in particular, may be affected by the continuing efforts of end-users and project directors to contain or reduce costs through various means. The Company cannot predict the effect such cost reduction measures or changes in the overall economy may have on its business, and no assurance can be given that any such actions or changes in the economy will not have a material adverse effect on the Company's business, financial condition and results of operations. Further, to the extent that such actions or changes have a material adverse effect upon the business, financial condition and profitability of other companies that are prospective strategic partners for certain of the Company's products, the Company's ability to commercialize its products may be adversely affected.

Effective Control by Officers, Directors and Principal Stockholders.

         The officers and directors of the Company currently beneficially own approximately 32.2% of the Common Stock of the Company (approximately 28.8% after this Offering) and will have the ability to significantly influence the election of the directors of the Company and otherwise significantly influence the affairs of the Company. In addition, CRI owns approximately 11.4% of the Common Stock of the Company (10.0% after this Offering) and may also be able to significantly influence the affairs of the Company.

Absence of Dividends.

         The Company has not paid any cash dividends on its capital stock and does not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth.

Substantial Dilution of Book Value.

         An investment in such Units will result in an immediate and substantial dilution to investors in this Offering of $6.38 per share, or 79.8% of the initial public offering price of $8.00 per Unit, with no value being ascribed to the Warrants.

Shares of Common Stock Issuable Pursuant to Warrants and Underwriter's Unit Purchase Option; Registration Rights.

         In addition to the 8,763,893 shares of Common Stock outstanding and the shares of Common Stock and Warrants issuable pursuant to this Offering, there are outstanding Warrants to purchase 423,881 shares of Common Stock, which Warrants are held by the Selling Securityholders, and other outstanding warrants to purchase 1,445,362 shares of Common Stock. The Company will issue to the Underwriter for nominal consideration the Underwriter's Unit Purchase Option to purchase 120,000 Units. The Company also has stock option plans pursuant to which options to purchase 2,358,749 shares of Common Stock are outstanding. See "Financings," "Sales by Selling Securityholders," "Management--Stock Option Plans" and "Underwriting." The holders of Warrants and the Underwriter's Unit Purchase Option have certain demand and/or piggyback registration rights. The Company will bear the cost of preparing such registration statements but will not receive any proceeds from the sale of shares of Common Stock or Warrants pursuant thereto other than payment of the exercise price with respect to any Warrants that are exercised. The Company anticipates that it will register the shares of Common Stock pursuant to the Company's stock option plans pursuant to a Form S-8 registration statement. CRI also possesses certain demand and piggyback registration rights with respect to the 1,000,000 shares of Common Stock held by CRI and the 1,000,000 shares of Common Stock underlying the CRI Warrants. The existence of these registration rights, as well as the sale of shares of Common Stock pursuant to registration statements which the Company may be required to prepare, may have a depressive effect on the price of the Common Stock in the open market. In addition, the existence of such warrants and options and the registration rights referred to above may adversely affect the terms on which the Company can obtain additional equity financing. The holders of warrants are likely to exercise them at a time when the Company would otherwise be able to obtain capital on terms more favorable than those provided by the Warrants.

Arbitrary Determination of Offering Price.

         The initial public offering price and composition of the Units and terms of the Warrants have been determined by negotiations between the Company and the Underwriter and does not necessarily relate to the Company's book value, net worth, financial condition or other established criteria of value. See "Underwriting" for information about factors considered in determining the initial public offering price. The factors considered in determining the public offering price and terms, in addition to prevailing estimates of the business potential and earning prospects of the Company, the present state of the Company's development and an assessment of the Company's management, as well as the consideration of the foregoing factors in relation to market valuations of comparable companies, do not necessarily bear any relationship to the Company's assets, accounting results or the book value of the Company or other generally accepted criteria of value. See "Underwriting."

No Prior Public Trading Market.

         Prior to this Offering, there was no established market for the Company's securities. The Common Stock and Warrants will be listed on the Nasdaq SmallCap Market, however, there can be no assurance that an active market in the Common Stock or Warrants will develop or be maintained. Purchasers of the securities offered hereby may, therefore have difficulties in selling such securities should they desire to do so. The market price for the Company's securities following this Offering may be highly volatile. Factors such as the Company's financial results, introduction of new products in the marketplace, and various factors affecting the computer industry generally may have a significant impact on the market price of the Company's securities, as well as price and volume volatility affecting small and emerging growth companies, in general, and not necessarily related to the operating performance of such companies. Accordingly, securities received in this Offering may be deemed illiquid.

         A significant number of the Units may be sold to customers of the Underwriter. Such customers may subsequently engage in the sale or purchase of the Common Stock or Warrants or with the Underwriter. Although it has no obligation to do so, the Underwriter may become a market maker and otherwise effect transactions in such securities, and, if it participates in such market, may be a dominating influence in the trading of such securities. The prices and the liquidity of such securities may be significantly affected by the degree, if any, of the participation of the Underwriter in such markets, should a market develop.

Potential Adverse Effect of Redemption of the Warrants.

         Commencing one year from the date of this Prospectus, or earlier with the consent of the Underwriter, the Warrants may be redeemed by the Company at a redemption price of $.01 per Warrant upon not less than 30 days' notice if the average closing price per share of the Common Stock is at least $12.00, subject to adjustment, during the 20 day period ending not earlier than five days from the date the Warrants are called for redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The Company will not call the Warrants for redemption except pursuant to a currently effective prospectus and registration statement. See "Description of Securities--Class A Redeemable Common Stock Purchase Warrants."

Current Prospectus and State Registration Required to Exercise Warrants.

         Holders of the Warrants will only be able to exercise the Warrants if
(a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect and (b) such securities are qualified for sale or exemption from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants, and may not call the Warrants for redemption unless there is a current and effective registration statement covering the issuance of the Common Stock upon exercise of the Warrants, there can be no assurance that the Company will be able to do so. Pursuant to Section 10(a)(3) of the Securities Act, this Prospectus, unless amended or supplemented in accordance with the rules and regulations of the Commission pursuant to the Securities Act, may not be used by the Company in connection with the exercise of any Warrants subsequent to nine months from the date of this Prospectus. Prior to the expiration of nine months from the date of this Prospectus, it may be necessary to amend or supplement this Prospectus under certain conditions, in which event the Warrants could not be exercised prior to the date of the amended Prospectus or supplement. Unless there is an effective and current registration statement covering the issuance of the Common Stock upon exercise of the Warrants, the Company will not accept payment for, or issue Common Stock with respect to, the exercise of any Warrants, and any payments made by a Warrant holder will be refunded by the Company. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of Warrants reside. See "Description of Securities-- Class A Redeemable Common Stock Purchase Warrants."

         The Company has registered or qualified the Warrants for sale in a limited number of states. There is no assurance that, at the time a holder of Warrants desires to exercise the Warrants, that such holder will reside in a state in which the underlying Common Stock may be issued, even if the Underwriter is able to sell the Units in such states. Although the Company is not aware of any states which prohibit the registration or qualification of securities of the type offered by the Company and anticipates that it will qualify for available after-market exemptions in a majority of states within several months after the completion of the Offering, there can be no assurance that an exception permitting the exercise of the Warrants will be available in any jurisdiction other than those in states which the Common Stock and Warrants were initially registered or are exempt from registration at the time a holder seeks to exercise Warrants.

Possible Restrictions on Market Making Activities in Company's Securities.

         The Common Stock and Warrants will be listed on the Nasdaq SmallCap Market. The Underwriter has advised the Company that it intends to make a market in the Company's securities following consummation of this Offering. Regulation M promulgated under the Exchange Act may prohibit the Underwriter from engaging in any market making activities with regard to the Company's securities for the period from one or five business days (or such other applicable period as Regulation M may provide) prior to any distribution by the Underwriter of the Company's securities until the later of the termination of such distribution activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the sale of such securities. As a result, the Underwriter may be unable to provide a market for the Company's securities during such distribution period. Any temporary cessation of such market making activities could have an adverse effect on the market price of the Company's Securities. See "Underwriting."

Future Sales of Common Stock Under Rule 144 or Otherwise.

         All of the 8,763,893 issued and outstanding shares of Common Stock as of the date of this Prospectus, are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Of the total shares outstanding, a majority of such shares are subject to the restrictions contained in certain agreements with the Underwriter and officers, directors and certain stockholders of the Company restricting the sale or other disposition of such persons' Common Stock for twelve (12) months following the date of this Prospectus without the prior written consent of the Underwriter. Subsequent to the end of the 12 month restriction, all of such restricted shares will be eligible for sale under Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell "restricted securities" within any three-month period limited to a number of shares which does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale (without any quantity limitation) of "restricted securities" by a person who is not an affiliate of the issuer and who has satisfied a two-year holding period. Accordingly, the 1,873,029 shares (and all shares subject to options and warrants) held by officers and directors will be subject to the volume limitations described above so long as such persons are deemed affiliates of the Company. See "Shares Eligible for Future Sale" and "Principal Stockholders."

Possible Delisting of Securities from Nasdaq SmallCap Market.

         The Common Stock and Warrants will be listed on the Nasdaq SmallCap Market. The Company's failure to meet the listing maintenance criteria of the Nasdaq SmallCap Market in the future for any reason may result in the discontinuance of the inclusion of the Company's securities on such market. To qualify for continued inclusion in the Nasdaq SmallCap Market, a company will have to maintain (a) either $2,000,000 in net tangible assets (total assets minus total liabilities and goodwill); market capitalization of $35,000,000; or net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years; and inclusion requires two market-makers and a minimum bid price of $1.00. In the event of Nasdaq SmallCap Market delisting, trading, if any, in the Company's securities may then continue to be conducted on the OTC Electronic Bulletin Board or in the non-Nasdaq over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities.


                                    DILUTION

         The net tangible book value of the Company's Common Stock at June 30, 1998 was approximately $.10 per share. Net tangible book value per share of Common Stock represents the amount of the Company's tangible assets reduced by the amount of its liabilities divided by the number of outstanding shares of Common Stock. Without taking into account any change in the net tangible book value of the Company after June 30, 1998, other than as a result of (i) the sale of the 1,200,000 shares of Common Stock included in the Units offered hereby at an initial public offering price of $8.00 per share, after deducting estimated fees and other expenses of the Offering, and (ii) the receipt by the Company of $8.0 million from the sale of securities to CRI, net of a commission payable to an officer of the Company, the Company's net tangible book value as of June 30, 1998 would have been approximately $1.62 per share. This amount represents an immediate increase in net tangible book value per share of approximately $1.52 to the present stockholders and an immediate dilution of Common Stock (the difference between the offering price of the Units (with no value ascribed to the warrants) and the net tangible book value per share after the Offering) of approximately $6.38, or 79.8% of the initial public offering price, to the purchasers of the Units.

         The following table illustrates the dilution of one share of Common Stock as of June 30, 1998:


Public offering price per share                                        $8.00
        Net tangible book value per share before the
        Offering                                              $ 0.10
        Increase per share attributable to new investors      $ 1.52
Pro forma net tangible book value per share after the         -------
Offering                                                               $1.62
                                                                       --------
Dilution per share to new investors.                                   $6.38(1)
                                                                       ========

-----------

(1) If the Underwriter exercises the over-allotment option in full, the pro forma net tangible book value would be $1.72 per share of Common Stock, resulting in an increase in the net tangible book value per share of $1.62 and dilution to the public investors of $6.28 per share.

        The following table summarizes on a pro forma basis, as of August 27, 1998, the differences between existing stockholders and purchasers of shares in this Offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average purchase price per share:


                                                                                         Average
                                Shares Purchased            Total Consideration           Price
                           -------------------------     ----------------------------      Per
                            Number         Percent           Amount          Percent      Share
                           ----------      ---------     -------------    -----------    ---------
Current
Stockholders*               7,763,893          78.0%      $  3,073,279          13.3%     $  0.4
CRI                         1,000,000          10.0%      $  8,000,000          39.4%     $  8.00
Public Investors            1,200,000          12.0%      $  9,600,000          47.3%     $  8.00
                           ----------      ---------     -------------       --------
Total                       9,963,893         100.0%      $ 20,673,279         100.0%
                           ==========      =========     =============       ========

--------------

*  Other than CRI.


                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Units offered hereby are estimated to be $7,985,000 after deducting underwriting discounts and commissions of approximately $960,000 and expenses of this Offering of approximately $655,000. The Company anticipates that the net proceeds of this Offering will be applied substantially as follows:


                                           Approximate
                                              Dollar
Allocation of Proceeds                        Amount            Percent
Payment of December 1997 Notes          $          680,000              9%
Marketing Activities                             1,850,000             23%
Product Development Activities                   2,400,000             30%
Working Capital                                  3,055,000             38%
                                        ------------------   -------------
         Total                          $        7,985,000            100%
                                        ==================   =============

         The foregoing represents the Company's current estimate of its proposed use of the net proceeds of this Offering based upon the present state of its business, operations and plans, current business conditions and the Company's evaluation of the market for its services. Except for the payment of the December 1997 Notes, for which approximately $680,000 is required (inclusive of estimated interest), management will have broad discretion with respect to the expenditure of a substantial portion of the net proceeds of this Offering. In particular, management will have broad discretion to allocate funds to marketing, product development and other working capital purposes, based on the business of the company as it develops from time to time. Thus, conditions may develop which could cause management to reallocate proceeds from the categories listed above, including changes in its marketing program, the ability of the Company to enter into agreements or arrangements with strategic partners and changes in government policy, none of which can be predicted with any degree of certainty. Furthermore, future events, including unforseen problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate, changes or anticipated changes in government regulations, new technologies, competition, reimbursement policies or acquisition or joint venture opportunities, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors.

         The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering, together with the proceeds of the sale of securities to CRI in July 1998 and projected cash flow from operations, including payments and royalties under the CRI Agreement, will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the consummation of this Offering. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that any such additional financing will be available to the Company on commercially reasonable terms, or at all.

         To the extent that the Underwriter's over-allotment option is exercised, additional net proceeds will be added to working capital. Pending utilization of the proceeds of this Offering, the Company may make temporary investments in bank certificates of deposit, prime commercial paper, United States Government obligations, investments in money-market funds or other similar short-term low-risk investments.

                                 CAPITALIZATION

         The following table sets forth the Company's capitalization at June 30, 1998, and as adjusted to give effect to (a) the issuance and the sale of the 1,200,000 Units offered hereby, (b) the sale of securities to CRI, and (c) application of a portion of the net proceeds to pay certain debt. This table should be read in connection with the Company's Financial Statements and the related notes thereto included elsewhere in this Prospectus.


                                                                                          June 30, 1998
                                                                           -------------------------------------------
                                                                                Actual                As Adjusted
                                                                           -----------------     ---------------------
Short term debt .......................................................    $         804,914     $             237,566
                                                                           -----------------     ---------------------
Stockholders' equity:
    Common stock, par value $.015 per share, 50,000,000
    shares authorized; 7,763,893 shares outstanding;
    9,963,893 shares as adjusted (1)...................................              116,458                   149,458
    Additional paid-in-capital.........................................            6,459,091                21,799,821
    Stock subscription receivable (2)..................................              (87,500)                  (87,500)
    Accumulated deficit................................................           (5,714,247)               (5,714,247)
                                                                           -----------------     ---------------------
         Total stockholders' equity ...................................    $         773,802     $          16,147,532
                                                                           -----------------     ---------------------
Total Capitalization...................................................    $       1,578,716     $          16,385,098
                                                                           =================     =====================

----------------------

(1)      Does not include an aggregate of 9,156,084 shares of Common Stock reserved as follows:
         (a) 2,869,243 shares of Common Stock issuable upon exercise of outstanding warrants
         (including Warrants to purchase 423,881 shares of Common Stock held by the Selling
         Security holders and Warrants to purchase 1,000,000 shares of Common Stock held by CRI),
         (b) 5,236,841 shares of Common Stock issuable upon exercise of options granted or to be granted pursuant to the Company's 1995 and 1996 Stock Option Plans (of which, options to purchase 2,358,749 shares of Common Stock are outstanding), (c) 600,000 shares of
         Common Stock issuable upon exercise of Warrants included in the Units, (d) 270,000 shares of Common Stock issuable as part of the Units issuable upon exercise of the Underwriter's over-allotment option and upon exercise of Warrants issuable upon exercise of such over-
         allotment option, and (e) 180,000 shares of Common Stock issuable upon exercise of the
         Underwriter's Unit Purchase Option and upon exercise of Warrants issuable upon exercise of the Underwriter's Unit Purchase Option.

(2)      See "Certain Relationships and Related Transactions" and Note 5 of Notes to Financial
         Statements.

                                 DIVIDEND POLICY

         The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain its earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

Operational Overview

         From the Company's inception (October 24, 1995) until September 30, 1996 the Company's primary activities consisted of developmental activities, including the acquisition of MuSE; research and development relating to MuSE and Continuum; commercialization of MuSE; developing marketing strategies; selecting a management team; and obtaining financing. During fiscal 1997, the Company commenced active sales and marketing activities relating to MuSE and related products and began generating revenues from sales and licensing of such products and providing consulting and maintenance services.

         In June 1998, the Company entered into the CRI Agreement with respect to distribution of the Company's products and services in the oil and gas industry worldwide. The CRI Agreement provides that in exchange for such exclusive rights, CRI will pay the Company a non-refundable license fee of $5,000,000 ($1,000,000 of which was paid in June 1998 and the balance of which is due in two equal installments on September 30, 1998 and November 30, 1998) and minimum sales commitments totaling $12,000,000 over the next three years. The Company's strategy is to enter into similar arrangements in other markets. See "Business."

         Revenue during the nine months ended June 30, 1998 (the "June 1998 period) was $1,761,000, of which $1,000,000 reflects the initial payment pursuant to the CRI Agreement. Although such revenues represent a significant increase over the nine months ended June 30, 1997 (the "June 1997 period"), such results are not comparable since the Company did not begin commercialization and marketing efforts until the latter part of fiscal 1997. The net loss during the nine months ended June 30, 1998 was $2,116,400 due in part to increased marketing and personnel costs associated with the commercialization effort, interest expense and $948,355 for a non-cash imputed compensation expense incurred in connection with the repricing of employee stock options.

         Research and development expense was $710,000 for the June 1998 period, a 17.1% increase over the research and development expense for the June 1997 period, which was $606,000. The increase reflects expenditures relating to the development of Continuum software modifications to enable MuSE and Continuum to operate on Windows-NT(TM) computers.

         Revenues generated during fiscal 1997 and fiscal 1996 aggregated approximately $756,000 and $355,000, respectively. Revenues for fiscal 1997 consisted primarily of product sales, licensing fees and consulting and maintenance fees. Revenues for fiscal 1996 consisted primarily of fees related to research and development services provided on behalf of government and industrial customers. The net loss from operations for fiscal 1997 and for fiscal 1996 of ($2,049,000) and ($1,204,000), respectively, resulted principally from the disproportionate amount of overhead expenses in relation to revenues received due to the recent commercialization of the Company's products and services in fiscal 1997.

         Research and development expense was $742,000 and $599,000 for fiscal 1997 and fiscal 1996, respectively, related primarily to the development of MuSE and Continuum.


Liquidity and Capital Resources

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statements to the effect that certain matters raise substantial doubt about the Company's ability to continue as a going concern, which is contingent upon, among other things, the Company's ability to secure financing and attain profitable operations.

         To date, the Company's capital needs have been funded through a series of debt and equity financings.

         In December 1995, the Company sold convertible promissory notes and warrants for net proceeds of approximately $900,000, which proceeds were used to pay certain liabilities assumed in connection with the Acquisition. In April 1996, such notes were converted into an aggregate of 131,579 shares of Common Stock.

         During April through September 1996, the Company received net proceeds of approximately $1,700,000 through the sale of Common Stock.

         In June 1997, the Company received net proceeds of $1,113,750 from the issuance of notes in the principal amount of $1,237,500. Of such notes, $937,500 were paid on maturity in June 1998 out of the proceeds of the April 1998 Private Placement and $309,960 of such notes and accrued interest were converted to an aggregate of 68,880 shares of Common Stock and Warrants to purchase 68,880 shares of Common Stock.

         In December 1997, the Company completed a private placement (the "December 1997 Private Placement") consisting of 8% promissory notes (the "December 1997 Notes") in the aggregate principal amount of $875,000 due December 1998 and an aggregate of 57,566 shares of Common Stock. The net proceeds to the Company from the December 1997 Private Placement was $688,000. The December 1997 Notes are payable in December 1998, together with accrued interest thereon. The Company will use approximately $680,000 of the proceeds of this Offering to repay the December 1997 Notes, together with accrued interest thereon. The Company paid $265,000 of such notes including interest in August 1998. See "Use of Proceeds."

         In April and May 1998, the Company sold an aggregate of 355,000 shares of Common Stock and warrants to purchase 355,000 shares of Common Stock, for net proceeds of $1,411,561 (the "April 1998 Private Placement"). The Underwriter acted as Placement Agent in connection with the April 1998 Private Placement and received a commission of 10% of the gross proceeds of such sale and reimbursement of its expenses (including legal fees and disbursements) incurred in connection with such placement of $25,000.

         In July 1998, the Company sold 1,000,000 shares of Common Stock and CRI Warrants to purchase 1,000,000 shares of Common Stock to CRI for an aggregate purchase price of $8,000,000. The Company paid a commission of $520,000 to an officer of the Company in connection with such transaction. See "Financings."

         The Company will require substantial additional funds in order to continue its marketing and product development programs. The Company's capital requirements depend on numerous factors, including the progress of its product development programs, the ability of the Company to enter into strategic arrangements or other marketing arrangements which result in the commercialization of its products, the need to purchase or lease additional capital equipment and the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights. To date, the Company's principal source of funds has been from the sale of its debt and equity securities. Based upon its current plans, the Company believes that the net proceeds of this Offering, together with the net proceeds from the sale of securities to CRI in July 1998 and funds generated from operations, including payments and royalties under the CRI Agreement, will be sufficient to satisfy the Company's operations for at least the next twelve months. However, if the Company's current and projected needs change due to unanticipated events or otherwise, the Company may be required to obtain additional capital and there can be no assurance that additional financing will be available or that the terms of any financing will be acceptable to the Company. If adequate funds are not available, the Company may be required to delay, scale back or eliminate one or more of its product development programs, including but not limited to the further development of MuSE and Continuum or related products, or the Company may be forced to obtain funds through entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies or products that the Company would not otherwise relinquish.

Year 2000 Compliance

         There are issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex, as virtually every computer operation will be affected in some way by the rollover of the two digit year value of 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company has not verified that companies doing business with it are year 2000 compliant. The Company does not anticipate that it will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. The Company believes that its products are currently year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with year 2000 compliance. Any year 2000 compliance problem of either the Company or its customers or strategic partners could have a material adverse effect on the Company's business, results of operations and financial condition.

                                    BUSINESS

Products and Services

         The Company was organized to commercialize the MuSE technology and software which were initially developed by the Company's founders and some of its current employees, at Sandia. Muse allows the user to develop and execute software programs and import data into a multisensory environment. The MuSE software has been substantially redesigned and rewritten by the Company from the original prototype developed at Sandia.

         MuSE is a software shell that allows data representation and analysis through a new approach to human-computer interaction and software development. MuSE is designed both to allow the manipulation of data and information from other sources and the incorporation of software programs within the MuSE environment, and to enhance the user's ability to understand and analyze such data and information. MuSE can be used with different computing platforms and different physical or logical input and output devices. The multisensory capabilities of MuSE enables the user to present information in real-time using visual, auditory, tactile and other physical or interactive tools.

         MuSE assists users in creating synthetic or virtual environments in which information can be processed in ways which are different from traditional use of computers. Most computer software requires users to learn an entirely new way of interacting with and processing information that is not consistent with human perceptual processing. Muse adapts the computer to humans by complementing human perceptual processes. MuSE is designed to allow the user to interact with the computer as if the computer is an extension of the user and the way that particular user processes and analyzes information.

         MuSE possesses the following attributes:

                  Device Independence: MuSE permits the incorporation of most existing computer peripheral device technologies, including flat-screen display, stereo viewing, head and body tracking devices, "virtual reality," sound, speech recognition, voice synthesis, and other mechanical devices such as mouse, joystick and steering wheel, without changes to the software application code.

                  Software Simplification: Software development and integration for use in the MuSE environment is significantly simplified by eliminating the need to write specific software code to access and interface hardware devices within the MuSE environment.

                  Real-Time Operation: MuSE is designed to rapidly and efficiently coordinate parallel input and output devices and the operation of such devices within the MuSE environment. Such efficient coordination results in immediate output in the form of visual and auditory displays which approximate real-time responses.

                  Ancillary Virtual Environment: Through the creation of a secondary space around the user, MuSE allows the user to "travel" throughout the virtual environment and explore data and applications in ways that the Company believes are more consistent with human perceptual processes than traditional computer environments. The user may pilot a virtual craft which operates independent from any other application, and allows movement, control of objects in the environment, provides both navigational and managerial aids and the display of associated information in a readily accessible manner within the virtual craft.

                  Multiprocessing: MuSE is designed to support multiprocessing capabilities at several levels, including user interaction, device control and foreground-background operation.

         Continuum permits multiple users to work and interact with each other within a common MuSE environment and to analyze and manipulate the same data either together with other users in the same space or independent from other users in a parallel private environment (or multiple environments) from which other users can be excluded or included at the discretion of the user establishing the parallel environment. A particular user can manipulate his or her parallel private environment according to his or her own interests and perceptual tools, and can be joined by other users for collaboration and idea exchange as such user deems appropriate. Similarly, a user can jump from a private parallel environment at any time to rejoin other users in the "public" environments.

         The Company's software products can be utilized with a wide range of hardware configurations and can be used simultaneously by more than one user in desktop, office, laboratory or theatre settings.

         In addition to its software products, the Company also offers custom application design and development as well as consulting and support services relating to its products.

Strategy

         At present, the Company's products are designed to be used within the high-end industrial, scientific and educational sectors of "visual computing." These sectors are largely driven by technological advances in the areas of computer graphics; real-time simultaneous processing of three-dimensional ("3D") graphics, audio, videos, images, and text; multiprocessing, and increased computer processing capabilities through advanced chip technology and enhanced graphics card capabilities. Visual computing is the use of digital inputs to create and manipulate true-color, 3D objects, representing complex data with extreme precision and speed, thereby enhancing human understanding. In visual computing, a 3D, full-color window or screen replaces the standard black-and-white, two-dimensional screen image. The use of images makes it possible to represent complex data sets more understandably as well as simulate real-world characteristics. Combined with appropriate input and output devices (not provided by the Company), visual computing can be significantly enhanced into a multi-dimensional synthetic environment. The Company believes that, with MuSE, visual computing becomes not only multi-dimensional but also multi-sensory and highly interactive.

         MuSE is a platform which can be used in a wide variety of industrial, commercial, educational, entertainment and governmental applications. Each application would be designed to meet the specific requirements of a particular end user or a particular industry.

         MuSE and Continuum were initially designed to operate on UNIX-based, high-end graphics computers and workstations such as those marketed by SGI and Sun. The Company has expanded the potential market for its products and services by developing MuSE and Continuum software that operates on Windows-NT(TM) computers with advanced graphics capabilities.

         The Company believes that, in order to maximize the market potential from its products and services, it will be necessary for the Company to enter into strategic relationships with partners that have the financial, technological and marketing capability of developing applications for MuSE or distributing the Company's products and services in specific industries.

         In furtherance of this strategy, in June 1998, the Company entered into the CRI Agreement, pursuant to which CRI was given the exclusive worldwide right to market and sell the Company's software products and services in the oil and gas industry. See "Business -- The CRI Agreement." Although the Company is engaged in discussion with other companies to market MuSE to other industries, there can be no assurance that the Company can or will be able to enter into other strategic relationships or that any agreement with strategic partners will generate revenue or profits to the Company.

         In addition, in connection with its marketing program, the Company may enter into agreements with customers or potential strategic partners to develop custom MuSE applications designed to address specific problems in a particular market.

Marketing and Sales

         The Company presently has a limited marketing staff, consisting of four employees, including its Vice President of Sales and Marketing. The Company is actively seeking to recruit and hire several additional experienced software development and sales professionals.

         The Company is seeking to enter to agreements with potential strategic partners that have the financial, technological and marketing capability of developing applications for MuSE or distributing the Company's products and services in specific industries. In June 1998, the Company entered into the CRI Agreement, which covers the exploratory and production aspects of the oil and gas industry. The Company is initially directing its marketing efforts to obtain strategic partners in the database, automotive manufacturing and medical imaging industries, and from agencies of the Federal government. There can be no assurance that the Company will be able to enter into strategic relationships in industries other than the oil and gas industry.

         During the nine months ended June 30, 1998 and fiscal 1997 and 1996, approximately 24%, 70% and 72%, respectively, of revenue was derived from agencies of the Federal government. Such contracts are subject to renegotiation or termination at the convenience of the government.

The CRI Agreement

         On June 19, 1998, the Company and CRI entered into the CRI Agreement, pursuant to which the Company granted CRI an exclusive, worldwide non-transferable license to market, sell and distribute the Company's products in the oil and gas industry relating to the exploration and production of oil and gas. The CRI Agreement has a term of three years and continues for successive three-year terms unless either party terminates the agreement on written notice given not later than 60 days prior to the end of the initial term or any renewal term. Upon the occurrence of an event of default under the CRI Agreement, the Company can terminate the CRI Agreement upon 60 days notice.

         Pursuant to the CRI Agreement, CRI is to pay the Company a $5.0 million non-refundable initial payment, of which $1.0 million has been paid and the balance is due in two installments of $2.0 million each, which are due on September 30, 1998 and November 30, 1998. The CRI Agreement has quarterly quotas, which, during the initial term, range from $500,000 to $2.0 million. The quotas are based on the Company's present price structure and are subject to adjustment under certain conditions.

         The CRI Agreement also requires the Company to hire a support team of four persons to be dedicated to working with CRI on its sales and development efforts. The cost of such support team is borne by the Company, except that, under certain conditions, some or all of the cost of such persons is paid by CRI.

The License Agreement

         Pursuant to the License Agreement, the Company received (i) a limited exclusive worldwide license to use and reproduce the MuSE software, (ii) a license to create derivative works of MuSE software and (iii) the right to distribute and sublicense the MuSE software. The License Agreement provides the Company with a ten year exclusive license with respect to the MuSE software, and thereafter provides a non-exclusive right through 2015. After the end of such ten year period of exclusivity, the Company may request Sandia to extend exclusivity through 2015, which determination shall be made in Sandia's sole discretion and subject to continued royalty payments under the License Agreement. If the License Agreement continues in force for a total of 20 years, the Company's rights under the License Agreement convert to a paid-up non-exclusive license.

         The Company is required to pay a licensing fee of $10,000 per year until December 31, 1999 and a one-time payment of $20,000 prior to July 1999. In addition, the Company is required to pay royalties (with an annual minimum royalty of $20,000) for the term of the License Agreement, based on the Company's gross revenues, less cost of goods sold and certain other expenses, from the sale of products utilizing MuSE. Additionally, the Company paid a one-time license fee of $400,000. See "Certain Relationships and Related Transactions." The Company is also required to retain the services of key personnel capable of supporting the MuSE software. In addition, the License Agreement is terminable by Sandia in the event of a breach thereunder by the Company (including, without limitation, due to failure to pay minimum royalties in the annual amount of $20,000), or in its discretion, in the event of any such breach, Sandia may convert the license into a non-exclusive license or otherwise reduce the Company's rights thereunder.

         As part of the License Agreement, the Company has agreed to grant Sandia an irrevocable non-exclusive license to use the MuSE software (and all enhancements, modifications and corrections made by the Company) and to develop derivative works based on the MuSE software for internal use at Sandia.

         Under the License Agreement, the Company bears the risk that the information and technology licensed from Sandia and incorporated in the MuSE software may infringe the rights of third parties and must indemnify Sandia in respect of any claims for copyright infringement brought against them and arising from the development and distribution of the programs incorporated in the MuSE software. The Company has agreed to treat the originally licensed MuSE software as proprietary to Sandia. However, enhancements and modifications to such original software, which have been extensive, are considered proprietary to the Company.

Illustrative Applications

         MuSE has been used in various research and development projects at Sandia from 1991 through October 1995 and by the Company since October 1995. During this period, various technical applications programs were developed in pilot projects by Sandia and the Company. Most of the work on the original MuSE software was performed by certain of the Company's present employees who were then employees of Sandia. The applications described below represent specific customized applications of MuSE that were developed either by Sandia or the Company. The Company does not intend to commercialize such applications and such applications are not an ongoing source of revenue to the Company. The following descriptions are intended to provide only illustrations of certain industrial or governmental applications of MuSE and are not intended as any representation that the Company can or will be engaged to develop any specific applications for MuSE or that any applications of MuSE which are developed by the Company will result in revenues or profits to the Company.

         Medical - CT Scan of Human Head: This application demonstrates the ability of MuSE to translate a standard CAT Scan and/or MRI data from actual patients into full-color, 3D models; to present heart rate, respiration, and other similar information as sound; and to permit users to create cross sections for analysis and to examine potential medical procedures.

         Modeling - Dynamic Solar System: This educational/entertainment model simulates the solar system, including 73 independently moving objects (planets and moons). As in every MuSE application, the viewer can control the speed of time and tether to any given object in the environment. The user can also access certain additional NASA data and simulations.

         Simulation - Explosive Welding: MuSE was used to investigate the simulated explosive welding of two dissimilar metals for a production process. The data was generated from a complex supercomputer data-set input, which included data as to the physical characteristics of both metals and the explosive charge. After this data was recreated in a MuSE environment, the client/researchers discovered, within minutes, a process flaw that required revisions of their proposed manufacturing process.

         Astronomy - Impact of Shoemaker/Levy 9 Comet on Jupiter: MuSE was applied to understand the predicted effects of the collision of the Shoemaker/Levy 9 Comet with Jupiter in 1995 based on simulated supercomputer models. By placing the information in a MuSE environment, scientists identified previously unanticipated effects of the collision, which ultimately closely matched scientific observations.

         Manufacturing - Design and Assembly: MuSE was used to simulate the assembly of a radioactive-waste containment vessel. The components of the vessel can be examined and manipulated and viewed externally and internally in the MuSE environment. The MuSE System can capture and display CAD/CAE data, including manufacturing, factory modeling, process simulation, assembly-line design, architecture, art and sculpture, and special effects for entertainment, games, education, training, biotechnology, and medicine.

         Graphical Database Analysis: The database in this project contained production-flow information obtained from roadway sensors over a one year period at different geographical locations, the sensors measure the type, weight, number of axles, time of detection and direction of travel for each vehicle detected. Users were able to present the information in visual displays. The customer quickly discovered significant amounts of erroneous information provided by participants as well as invalid data resulting from sensor malfunction.

         Seismic Data Interpretation and Oil Reservoir Modeling: The Company has deployed a variety of applications for customers in the oil and seismic industries. One project yielded a simulation of an actual oil field with four producing wells. The simulation revealed underground oil movement relative to the wells over a two-year period and included information about rock porosity and oil, gas and water pressure. Another oil industry project produced a sophisticated surface-to-data analysis tool that helps analysts create more accurate seismic models, saving oil companies time and money and reducing unnecessary drilling.

         Electronics Component Design Validation: MuSE was used to study the design of an electronic controller chip intended to power a set of stepping motors prior to the manufacture of the chip. This MuSE application integrated results from commercial CAD programs, electronic circuit simulation models, thermal modeling software and thermal transfer programs. The mapping of electronic circuit data to sound permitted engineers to detect a circuit failure, correlate such failure with overheating, isolate the design components causing the failure and test a correction of the chip design prior to prototype construction. MuSE resulted in several months of analysis using conventional analytic tools to be condensed into a few hours.

         Situational Analysis and Environmental Evaluation: Topographical, geometric, photographic, and observational information was combined in a MuSE environment to recreate a portion of a real beach to show dynamic lighting variation; actual weather and surf conditions; and changes in terrain, structures, and climatic effects over a three-month period. MuSE was used both by designers to actually construct the model as well as by users to interact with it.

         Command and Control Operations: Terrain information was used to recreate an area in the Middle East for the purpose of studying a hypothetical engagement between land-air and air-sea forces. This simulation included a variety of ships, planes, and missiles and can constantly acquire updated status information on all elements in the scene from military simulators. The simulation permits the user to interact with a complex, dynamically changing environment in real-time and to assess and respond to new conditions. This simulation included a simulated missile attack and response and used streamers and ground shadows to help interpret movement patterns. The ability instantly to attach to moving objects and to move anywhere within the simulated environment greatly enhances a viewer's ability to understand and intelligently examine and respond to rapidly changing, complex situations.

Research and Product Development

         Management believes that the Company's future success depends in large part upon the timely enhancement of existing products and the development of new products and applications. The Company is currently developing new products and enhancing existing products to improve price/performance, expand product capabilities, simplify user interfaces, help define and support emerging industry standards, and develop interoperability with most products and devices commonly used in the Company's targeted markets. The Company also believes that it is beneficial to work with third parties to accomplish these goals and has, in the past, received funding from outside sources to develop products and applications. The Company intends to continue to pursue such external research and development funding sources.

         For the nine months ended June 30, 1998 and fiscal 1997 and 1996, the Company's research and development expense was approximately $710,000, $742,000, and $599,000, respectively. Except for payments related to Small Business Innovative Research grants from the Federal government of approximately $124,000 which was included in revenue in fiscal 1996, which related to development of certain applications of MuSE, all research and development was Company sponsored.

Intellectual Property Rights

         The Company has been advised that Sandia has filed patent applications for aspects of the MuSE software and holds copyrights to the MuSE software. The Company depends on Sandia for the protection of the intellectual property covered by the License Agreement. No assurance can be given that Sandia will be able to patent other inventions present in the MuSE software or otherwise protect the proprietary intellectual property covered by the License Agreement.

         The Company has filed and is in the process of filing patent applications for Continuum and related technologies, and it has also filed trademark applications and logo identifications for certain of its other products and its logo, although the Company does not currently have copyright protection for all of its trademarks.

         The Company will generally rely on a combination of trade secret, copyright, trademark and patent law to protect its proprietary rights in the intellectual property developed by it. Although the Company intends to provide products utilizing the MuSE software to its customers primarily in object code form, no assurance can be given that unauthorized third parties will not be able to copy the MuSE software. In addition, there can be no assurance that the Company's competitors will not independently utilize existing technologies to develop products that are substantially equivalent or superior to MuSE. The Company could incur substantial costs in defending itself or its licensees in litigation brought by third parties, or in seeking a determination of the scope and validity of the proprietary rights of others.

Competition

         The Company believes that the current market for MuSE and other visual computing software products is relatively small and fragmented. However, based upon publicly available market research, the Company believes that this market will grow rapidly over the next decade. The Company believes that no single company dominates the market at the present time; however, a number of small companies, such as Paradigm and Division, and larger companies, such as SGI and Autodesk, are aggressively pursuing business opportunities in this field. Many of the companies with whom the Company competes or expects to compete have substantially greater financial resources, research and development capabilities, sales and marketing staffs and distribution channels and are better known than the Company.

         The Company believes that the principal factors affecting the Company's ability to compete are the availability, functionality and architecture of its products; the quality, ease of use, performance and functionality of the derivative applications developed and marketed by the Company; the effectiveness of the Company in marketing and distributing its products and services; and price. There can be no assurance that the Company will be successful in competing with respect to any or all of these factors.

Employees

         At July 31, 1998, the Company had 20 full-time and three part-time employees. The Company believes that its relationships with its employees are satisfactory.

Facilities

         The Company has completed the construction of a synthetic environment laboratory to develop and demonstrate applications of MuSE. The Company has a three year lease for approximately 8,700 square feet of office and laboratory space in Albuquerque, New Mexico. The lease provides for rental payments of approximately $8,600 per month.

Legal Proceedings

         The Company is not involved in any pending legal proceedings.


                                   MANAGEMENT

Directors and Executive Officers

         The directors, executive officers and key employees of the Company are as follows:


Name                          Age         Position
----                          ---         --------
Dr. Creve Maples               56         Chairman of the Board and Chief
                                          Technical Officer
Curtiz J. Gangi                53         President and Director
Douglas Harless                51         Vice President - Sales and Marketing
Brian Clark                    40         Chief Financial Officer, Secretary and
                                          Treasurer
Craig Peterson                 35         Senior Software Development Manager
David Durgin                   59         Director
Benjamin Huberman              60         Director
Edward A. Masi                 51         Director


         Dr. Creve Maples has been Chairman of the Board since the Company's inception in 1995. He was the Company's President and Chief Executive Officer from February 1997 until May 1998 and Vice President from the Company's inception until February 1997. For more than three years prior to the organization of the Company, Dr. Maples was employed by Sandia, where he headed the development team responsible for the development of MuSE. Dr. Maples is a nationally recognized expert and authority on synthetic environments, advanced computer systems, including highly interactive graphic systems, language extensions, parallel mass storage and applications development. He holds a doctorate degree in nuclear science from the University of California

(Berkeley) and is an honors baccalaureate graduate of Massachusetts Institute of Technology. From 1972 to 1974, he held a fellowship from the National Science Foundation. Dr. Maples is the author of more than 100 papers and articles on physics and computing. He is the recipient of a number of awards including, in October 1995, the New Mexico Entrepreneur Association's Software Inventor of the Year award for his work on MuSE.

         Curtiz J. Gangi has been President and Chief Executive Officer of the Company since May 1998 and a Director since November 1997. From September 1996 until May 1998, he served as the Company's Chief Operating Officer. Mr. Gangi was Chief Operating Officer of Visual Information Service, Inc., a hardware and software development company from December 1995 to September 1996, Chief Executive Officer and President of Foton, Inc., a computer software developer from August 1994 to December 1995, President and General Manager of Timeworks, Inc., a software publisher from March 1992 to July 1994, Director of Marketing and Sales of Commodore International Ltd, a computer manufacturer and software publisher from October 1990 to January 1992. In addition, Mr. Gangi was a member of the Chicago Board of Trade and a licensed financial commodities broker.

         Douglas Harless has been the Vice-President -- Sales and Marketing of the Company since September 1997. Prior to becoming associated with the Company, Mr. Harless was National Account Specialist of NCR, Inc., a computer hardware company, from July 1996 to August 1997, Regional Sales Manager of Maximum Strategy, Inc., a computer hardware company, from March 1995 until June 1996, Sales Manager of Minnesota Supercomputer Center, Inc. from January 1994 until January 1995, and Director of Sales of Petroleum Industry, a computer hardware company, from 1988 until January 1994.

         Brian Clark has been Chief Financial Officer of the Company since October 1996 and is also the Company's Treasurer and Secretary. Prior to becoming associated with the Company, Mr. Clark was an executive with Optimax Securities Corporation, a corporation engaged in investment banking, from 1995 until October 1996; Chief Financial Officer of Softcop International, a software development company, from 1993 to 1995; Manager of Business Development for Royal Insurance Company of Canada, from 1989 to 1993; and a Chartered Accountant with Deloitte & Touche from 1985 to 1989.

         Craig Peterson has been the Company's Senior Software Development Manager since the Company's inception. For more than three years prior to his involvement with the Company, Mr. Peterson was Senior Technician of Synthetic Environment Laboratory at Sandia, where he was a principal developer of the MuSE software with Dr. Maples.

         David L. Durgin has been a Director of the Company since its inception. Mr. Durgin was also the Company's Executive Vice President from the Company's inception until April 1997. He is a founder, executive officer and director of Quatro Corporation ("Quatro"), Technology Business Associates Inc. ("TBA"), a technology commercialization firm, and a founder, director and past chairman of Industry Network Corporation, a non-profit economic development company.

Mr. Durgin was previously a Senior Vice President with Booz Allen & Hamilton, Inc. and a Vice President of BDM International, a leading defense contractor.

         Benjamin Huberman has been a Director of the Company since its inception. Since 1990, Mr. Huberman has been the President of the Huberman Consulting Group, based in Washington, D.C., and consults on technology issues, including the areas of aerospace, electronics, and nuclear power. Mr. Huberman is a member of the Chief of Naval Operations' Executive Panel, which provides strategic and topical assistance to the Chief of Naval Operations. Mr. Huberman is a past member of the Secretary of Energy's Advisory Board and of the Galvin Task Force evaluating alternative futures for the national laboratories of the Department of Energy. From 1977 to 1980, he was Associate Director of the White House Office of Science and Technology Policy ("OSTP") and a member of the National Security Council Staff. In 1981, Mr. Huberman served as Deputy Director of OSTP.

         Edward A. Masi has been a Director of the Company since January 1997. Since June 1997, Mr. Masi has been a private consultant for a variety of companies. From March 1992 until June 1997, Mr. Masi was a corporate Vice President at Intel Corporation, responsible for the management of the super-computer business and the commercial server product development division. From May 1980 until June 1992, Mr. Masi was Executive Vice President of Sales, Marketing, and Service at Cray Research. Prior to his work for Cray, Mr. Masi held various sales and marketing positions at IBM, where he began his career.

         There is no family relationship among any of the Company's directors and executive officers. There are no arrangements or understandings pursuant to which any person has been elected as a director or executive officer.

         The Company has agreed that, during the five-year period following the date of this Prospectus, the Underwriter will have the right to designate one member to the Company's Board of Directors. See "Underwriting."

Executive Compensation

         The following tables set forth the compensation earned by the Company's Chief Executive Officer and all other executive officers earning in excess of $100,000 for the fiscal years ended September 30, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                                    Long Term
                                                              Annual Compensation                 Compensation
                                                              -------------------                 ------------

                                                                                                   Securities
Name and Principal Position                                 Year            Salary              Underlying Options
---------------------------                                 ----            ------              ------------------
Dr. Creve Maples, Chief Executive Officer and               1997           $120,000                        --
Chairman of the Board                                       1996           $100,000                        --

Curtiz J. Gangi, President                                  1997           $112,500                   361,842

Brian Clark, Chief Financial Officer, Secretary             1997           $120,000                   197,368
and Treasurer


         The information in the table below sets forth each grant and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options.

                                          Option Grants in Last Fiscal Year


                                                               Percentage of
                                          Number of            total options
                                          securities             granted to
                                          underlying            employees in          Exercise or base      Expiration
Name                                   options granted          fiscal year                price               date
----                                   ---------------          -----------                -----               ----
Dr. Creve Maples                             --                     --                      --                 --
Curtiz J. Gangi                            361,842                  36%                   $2.50(1)            01/07
Brian Clark                                197,368                  20%                   $2.50(1)            01/07

--------------------

(1) Exercise price of options granted under the Company's Stock Option Plan were repriced from $7.60 to $2.50 in April 1998.


         The table below sets forth information with respect to option exercises during the last fiscal year and the value of all options held at fiscal year end for each of the named executive officers. No SARs have been granted by the Company to date and no options were exercised by the named executive officers during fiscal 1997. Options granted in fiscal 1997 were not deemed to be in-the-money at the end of such fiscal year.

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                                       Number of securities             Value of
                                     Shares                            underlying exercised       unexercised in-the-
                                    acquired                            options at FY-end           money options at
                                       on             Value                exercisable/           FY-end exercisable/
Name                                exercise         realized             unexercisable              unexercisable
----                                --------         --------             -------------              -------------
Dr. Creve Maples                      --               --                      --                         --
Curtiz J. Gangi                       --               --                153,509/208,333                  --
Brian Clark                           --               --                 90,460/106,908                  --


Employment Agreements

         The Company has entered into employment agreements (each an "Employment Agreement" and collectively, the "Employment Agreements") with each of Dr. Creve Maples, Curtiz Gangi, Brian Clark and Douglas Harless (each, an "Executive" and collectively, the "Executives").

         Dr. Creve Maples has entered into a three year Employment Agreement with the Company which commenced on June 1, 1998, to serve as a Chief Technical Officer of the Company at an annual base salary of $150,000. Dr. Maples is entitled to receive a bonus of up to $65,000 upon the Company achieving certain performance objectives. Prior to entering into such Employment Agreement, Dr. Maples received an annual salary of $120,000. In connection with his Employment Agreement, in August 1998, Dr. Maples received options to purchase 117,500 shares of Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000, and 50,000 shares on June 1, 2001.

         Curtiz Gangi has entered into a three year Employment Agreement with the Company which commenced on June 1, 1998, to serve as President at an annual base salary of $215,000. Mr. Gangi is also entitled to receive a bonus of up to $134,000 upon the Company achieving certain performance objectives. Prior to entering into such Employment Agreement, Mr. Gangi received an annual salary of $150,000. In connection with his Employment Agreement, in August 1998, Mr. Gangi received options to purchase 375,000 shares of Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows:
100,000 shares on June 1, 1999, 125,000 shares on June 1, 2000 and 150,000 shares on June 1, 2001. Upon the closing of this Offering, Mr. Gangi will receive a five-year loan in the amount of $150,000 at 5% annual interest in connection with his relocation to New Mexico. The loan will be secured by vested stock options having a value equal to the principal amount of the loan.

         Douglas Harless has entered into a three year Employment Agreement with the Company which commenced on June 1, 1998, to serve as Vice-President -- Sales and Marketing at an annual base salary of $150,000. Mr. Harless will receive commissions under the a sales commission plan established by the Board, which commissions range from 2% to 6.5% of revenues generated. Prior to entering into such Employment Agreement, Mr. Harless received an annual salary of $120,000. In connection with his Employment Agreement, in August 1998, Mr. Harless received options to purchase 117,500 shares of Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000 and 50,000 shares on June 1, 2001. Upon the closing of this Offering, Mr. Harless will receive a five year loan in the amount of $75,000 at 5% annual interest in connection with his relocation to New Mexico. The loan will be secured by vested stock options having a value equal to the principal amount of the loan. In consideration of services rendered by Mr. Harless in connection with the CRI Agreement and the sale of securities to CRI, options to purchase 197,369 shares of Common Stock previously granted to Mr. Harless became exercisable at an exercise price of $7.60 per share and the Company paid him a commission of approximately $520,000. In 1997, Mr. Harless also purchased 11,514 shares of Common Stock for $87,500. Mr. Harless borrowed the purchase price from the Company, which loan is secured by a pledge of such shares and must be repaid out of any net proceeds received upon the disposition of any securities held by Mr. Harless.

         Brian Clark has entered into a three year Employment Agreement with the Company which commenced on June 1, 1998, to act as Chief Financial Officer at an annual base salary of $150,000. Mr. Clark is also entitled to receive a bonus of up to $65,000 upon the Company achieving certain performance objectives. Prior to entering into such Employment Agreement, Mr. Clark received up to $10,000 a month under a Consultant Service Agreement. In connection with his Employment Agreement, in August 1998, Mr. Clark received options to purchase 117,500 shares of Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000 and 50,000 shares on June 1, 2001.
Upon the closing of this Offering, Mr. Clark will receive a five year loan in the amount of $75,000 at 5% annual interest in connection with his relocation to New Mexico. The loan will be secured by vested stock options having a value equal to the principal amount of the loan.

         Under the Employment Agreements, if the Executive is terminated by the Company other than "for cause" (as defined in each Employment Agreement), or if the Executive dies or becomes permanently disabled, all stock options of the Executive shall immediately vest upon such termination and such Executive shall receive severance payments in an amount equal to one year's base salary in the case of Messrs. Gangi and Clark, two year's base salary in the case of Dr. Maples, and either three months base salary if termination occurs prior to December 1, 1998 or one year's base salary if termination occurs thereafter in the case of Mr. Harless. Each of the Employment Agreements also contain provisions relating to severance payments equal to the salary and bonus for the remainder of the employment term plus an additional one year's base salary (two year's base salary in the case of Dr. Maples) in the event of a change in control (as defined in the Employment Agreement).

         Each of the Employment Agreements prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment. In addition, each Executive has agreed, for the duration of his employment with the Company and for a period of one year thereafter, if the Executive is terminated "for cause" (as defined in the Employment Agreement) or resigns, not to engage in any competitive business activity.

         The Employment Agreements provide that the Company will indemnify the Executive to the fullest extent permitted by the laws of Delaware and in accordance with the Company's By-Laws and Certificate of Incorporation.

Directors' Compensation

         The Company pays each non-employee director a fee of $500 for attendance at each board meeting and reimburses its non-employee directors for expenses incurred in connection with their attendance at such meetings. Non-employee directors receive options to purchase 5,000 shares of Common Stock upon initial election to the Board of Directors and options to purchase 8,000 shares of Common Stock upon re-election at each annual meeting of stockholders, exercisable after one-year at an exercise price equal to the fair market value on the date of grant. Additionally, current non-employee directors, Messrs. Durgin, Masi and Huberman, shall each receive options to purchase 5,000 shares of Common Stock upon the consummation of this Offering, exercisable after one year at an exercise price equal to $7.50 per share.

Stock Option Plans

         The Company's Board of Directors and stockholders adopted the 1995 Stock Option Plan (the "1995 Plan") on November 10, 1995, and the 1996 Stock Option Plan (the "1996 Plan") on November 7, 1996, to induce certain individuals or entities providing service to the Company to remain in the employ of, or continue to serve as directors of, or as independent consultants to, the Company, and to attract new employees, consultants and non-employee directors. The terms of the 1995 Plan and the 1996 Plan (together, the "Plans") are generally identical, except as otherwise indicated.

         The Plans are administered by the Board of Directors, which has the exclusive power to select the individuals or entities eligible for option grants (each a "Participant"), and to determine the terms and conditions of any options granted, including but not limited to the option price, method of exercise and the term during which the options may be exercised. The 1995 Plan was terminated on January 7, 1997 as to the granting of new options. As of the date of this Prospectus, options to purchase 92,105 shares of Common Stock have been granted under the 1995 Plan and options to purchase 2,266,644 shares of Common Stock (of which options to purchase 627,500 shares were granted in connection with the Employments Agreements and are subject to stockholder approval in connection with amendments to the 1996 Plan) have been granted under the 1996 Plan. The 1996 Plan will terminate not later than November 1, 2005. In August 1998, the Company's Board of Directors approved amendments to the 1996 Plan, subject to stockholder approval, to increase the number of additional shares subject to options available for grant by 3,500,000 shares to 5,148,026 shares (of which options to purchase 2,266,644 shares are outstanding).

         As a result of the 1-for-3.04 reverse stock split in March 1998, the exercise price of options granted under the Plans increased from $2.50 to $7.60. In April 1998, the Board of Directors of the Company repriced all options under the Plans and reduced the exercise price from $7.60 to $2.50, resulting in a non-cash imputed compensation expense of $948,000. See-"Management's Discussion and Analysis of Financial Conditions and Results of Operations."

         Additional shares of Common Stock may become available for grant under the Plans as a result of cancellations or expiration of outstanding options. Options granted under the Plans may be non-qualified options or options qualifying as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The initial exercise option price of each incentive stock option granted under the Plans shall be not less than the fair market value (110% of the fair market value if the grant is to an employee owning more than 10% of the outstanding Common Stock) of the Common Stock subject to the option. The option price of each non-qualified option shall not be less than 85% of the fair market value of the Common Stock subject to the option.

         No option granted pursuant to the Plans may be exercised more than ten years after the date of grant, except that incentive stock options granted to Participants who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the incentive stock option is granted may not be exercised after five years after the date of grant. No Participant may be granted incentive stock options which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant, the options vest over a three year period (unless otherwise determined by the Board of Directors), commencing on the first anniversary date of the grant. No option granted under the Plans is transferable by the optionee other than by death or to immediate family members.

         Generally, an option may be exercised only while the recipient is in the active employ or service of the Company, or within 30 days after termination of a participant's employment or service as a director other than by reason of retirement or death, or within one year after termination of employment or service by reason of death, or within 90 days after termination of a participant's termination of employment or service by reason of retirement. In the event of the death or retirement of an optionee, each option granted to him shall become immediately exercisable in full.

Limitation on Liability

         The Company's Certificate of Incorporation eliminates the personal liability of directors for monetary damages to the corporation for breach of fiduciary duty, except for liability for (i) breaches of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions from which the director received an improper personal benefit.

                             PRINCIPAL STOCKHOLDERS

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock of which 8,763,893 are currently outstanding. After giving effect to this Offering, there will be 9,963,893 shares of Common Stock issued and outstanding (assuming no exercise of the Warrants). The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding Common Stock of the Company by each director, all 5% stockholders of the Company and all officers and directors as a group. Unless otherwise indicated, each person has the sole voting and sole investment power and direct beneficial ownership of the shares:


                                                                                  Percent of Common Stock
                                                                                        Outstanding
                                                                       ----------------------------------------------
                                                         Number of
Name of Beneficial Owner                                  Shares(1)         Before the Offering      After the Offering
------------------------                               -------------        -------------------      ------------------
Creve Maples (2)                                           1,261,514                 13.9%                   12.3%
1601 Randolph SE
Albuquerque, NM 87106
Continuum Resources International                          1,000,000                 11.4%                   10.0%
   ASA
2424 Wilcrest
Houston, TX  77042
Craig Peterson (3)                                           745,067                  8.3%                    7.3%
1601 Randolph SE
Albuquerque, NM 87106
Arlan K. Andrews, Sr.                                        475,658                  5.4%                    4.8%
1117 Wagonwheel, SE
Albuquerque, NM 87123
Thomas E. Murphy                                             475,658                  5.4%                    4.8%
3200 Don Quixote, NW
Albuquerque, NM 87104
Curtiz J. Gangi (4)                                          348,873                  3.8%                    3.4%
David Durgin (5)                                             323,028                  3.7%                    3.2%
Douglas Harless (6)                                          269,190                  3.0%                    2.6%
Brian Clark (7)                                              230,265                  2.6%                    2.3%
Benjamin Huberman (8)                                         83,553                     *                       *
Edward A. Masi (9)                                             8,442                     *                       *
Directors and executive officers as a group                3,270,842                 32.2%                   28.8%
(7 persons) (10)

--------------------

*        Less than one percent.

(1) Includes currently exercisable options and warrants to purchase shares of Common Stock issuable upon the exercise of such options and warrants for each named person.

(2) Includes 310,527 shares of Common Stock issuable upon the exercise of options.

(3) Includes 200,000 shares of Common Stock issuable upon the exercise of options.

(4) Includes 348,873 shares of Common Stock issuable upon the exercise of options. Does not include 104,166 shares subject to options exercisable through September 1999.

(5) Includes 240,790 shares of Common Stock held by Quatro Corporation, of which Mr. Durgin is an officer and director, 57,566 shares of Common Stock held by Technology Business Associates, Inc., of which Mr. Durgin is a principal, and 24,672 shares of Common Stock issuable upon the exercise of options.

(6) Includes 257,676 shares of Common Stock issuable upon the exercise of options.

(7)  Represents shares of Common Stock issuable upon the exercise of options.

(8) Includes 16,448 shares of Common Stock issuable upon the exercise of options.

(9)  Represents shares of Common Stock issuable upon the exercise of options.

(10) Includes an aggregate of 1,873,029 shares of Common Stock and 1,397,813 shares of Common Stock issuable upon the exercise of options.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Organization of the Company; Transactions with Viga

         The Company was organized in October 1995. Prior to the organization of the Company, Dr. Creve Maples, Thomas Murphy, Arlan Andrews, David Durgin and Craig Peterson and certain minority stockholders formed Viga for the purpose of entering into the License Agreement with Sandia.

         In October 1995, the Company issued, for nominal consideration, 6,694,080 shares of Common Stock to the stockholders of Viga, of which 950,987; 679,276; 475,758; 475,658; 339,474 and 67,105 shares were issued to
Dr. Maples and Messrs. Peterson, Murphy, Andrews, Durgin and Huberman, respectively. Dr. Maples and Messrs. Peterson, Murphy, Andrews, Durgin and Huberman may be deemed founders of the Company.

         In December 1995, Viga agreed to transfer it assets, including the License Agreement to the Company, which required the consent of Sandia. Pending such transfer, Viga granted the Company a sublicense to the MuSE technology. On July 15, 1996, the assignment was effected, and the sublicense was terminated.

         The purchase price for the Viga assets was $1,152,000 (exclusive of assumed liabilities), reflecting $752,000 of computer and office equipment and a $400,000 license fee for the sublicense of the MuSE technology. The Company issued notes in the amounts of $222,670, representing the difference between assets acquired and liabilities assumed, and $400,000, representing the sublicense fee for the MuSE technology. The two notes were paid, without interest, in 1996 from the proceeds of the 1996 Private Placement. See "Financings." In 1997, Viga agreed to reduce the sublicense fee by $55,000, for which Viga issued its 6.5% note for such amount due November 2001.

         During fiscal 1996, the Company paid Viga $15,250 in license fees and royalties pursuant to the sublicense agreement. In addition, during fiscal 1996, Viga advanced the Company $193,000, and the Company advanced Viga $23,628 in separate transactions. All of such advances were interest free and were repaid by September 30, 1996.

Consulting Relationships

         The Company entered into a consulting agreement with "TBA", a minority stockholder of the Company. David Durgin, a director of the Company is the founder, a director and executive officer of TBA. The Company received executive and marketing consulting services and marketing support services from TBA. During 1996, the Company paid $51,326 to TBA under the agreement, which expired on September 30, 1996.

         The Company entered into a consulting agreement with Quatro, a minority stockholder of the Company, pursuant to which Quatro provided accounting services, financial and business support, as well as executive, marketing and manufacturing consulting services to the Company. David Durgin a director of the Company, is also a stockholder, director and executive officer of Quatro. During fiscal 1997 and 1996, the Company paid $19,324 and $33,564, respectively, to Quatro for these services. This agreement expired on September 30, 1997 and restricts Quatro from competing with the Company until September 30, 1998.

Other Transactions

         In connection with his employment with the Company in September 1997, Mr. Harless purchased 11,514 shares of Common Stock for a purchase price of $7.60 per share, or an aggregate of $87,500. Mr. Harless borrowed the purchase price for such shares from the Company and issued a non-recourse 5% promissory note to the Company. The loan is secured by a pledge of such shares, and any proceeds received by Mr. Harless upon the disposition of any securities owned by him must be remitted to the Company to repay such loan.

         Pursuant to his employment agreement, in connection with the CRI Agreement, Mr. Harless received options to purchase 197,369 shares of Common Stock at an exercise price of $7.60 per share. Additionally, in connection with the CRI Private Placement, Mr. Harless received a commission of $520,000 in accordance with the Company's sales commission plan.

         Upon the closing of this Offering, Messrs. Gangi, Clark and Harless will receive five year loans from the Company in the amounts of $150,000, $75,000 and $75,000, respectively, in connection with their relocation to New Mexico. The loans will bear interest at the rate of 5% per annum and will be secured by the pledge of vested stock options having a value equal to the principal amount of the loan.

                                  FINANCINGS


1995 Private Placement

         In December 1995, the Company sold, to four accredited investors, an aggregate of four investment units (the "1995 Units") for $250,000 per 1995 Unit. Each 1995 Unit consisted of $249,900 face amount of 10% one-year mandatory convertible promissory notes (the "1995 Notes") and warrants (the "1995 Warrants") to purchase 8,224 shares of Common Stock at a price of $7.60 per share. The net proceeds of $900,000 were used to pay certain liabilities assumed in connection with the acquisition of assets from Viga and to finance the Company's operations. The 1995 Notes, which were unsecured, were convertible into one share of Common Stock for each $7.60 face amount of the 1995 Note. Investors Associates, Inc. ("IAI") acted as placement agent for the 1995 Private Placement and received a selling commission of $100,000, and warrants to purchase up to 16,448 shares of Common Stock at $7.60 per share. In April 1996, the 1995 Notes were converted into an aggregate of 131,579 shares of Common Stock.

1996 Private Placement

         From April through September 1996, the Company sold an aggregate of 250,921 shares of Common Stock at $7.60 per share to 21 accredited investors (the "1996 Private Placement"). The net proceeds from the 1996 Private Placement were approximately $1,700,000, which was used to pay certain notes to Viga and for working capital. IAI acted as placement agent for the 1996 Private Placement, for which it received a fee of $190,700 and warrants to purchase 121,710 shares of Common Stock at $7.60 per share. The warrants expire five years from the date of issuance, except that warrants to purchase 16,448 shares expire three years from the date of issuance.

June 1997 Private Placement

         In June 1997, the Company received net proceeds of $1,113,750 from the issuance of notes (the "June 1997 Notes") in the principal amount of $1,237,500 to 15 accredited investors (the "1997 Private Placement"). All of the June 1997 Notes, and accrued interest thereon, were paid from the proceeds of the April 1998 Private Placement (except $300,000 of such June 1997 Notes, which were converted into equity on the same terms as the April 1998 Private Placement). IAI acted as placement agent in connection with the placement of the June 1997 Notes and received commissions equal to $123,750.

December 1997 Private Placement

         In December 1997, in a private placement, the Company sold to 18 accredited investors, units consisting of 8% promissory notes (the "December 1997 Notes") in the aggregate principal amount of $875,000 and an aggregate of 57,566 shares of Common Stock (the "December 1997 Shares"). The net proceeds to the Company from the issuance and sale of the December 1997 Notes and December 1997 Shares was approximately $688,000. The December 1997 Notes are payable one year from the date of issuance, together with accrued interest thereon. The Company will use a portion of the proceeds of this Offering to pay the December 1997 Notes, together with accrued interest thereon. See "Use of Proceeds." The Company engaged Worthington Capital Group, Inc. ("Worthington") to act as placement agent in connection with the December 1997 Private Placement. As compensation for its services as placement agent, Worthington received a fee of $138,750. See "Description of Securities."

April 1998 Private Placement

         In April and May 1998, the Company sold to 14 accredited investors, an aggregate of 35.5 investment units, each unit consisting of 10,000 shares of Common Stock and a warrant to purchase 10,000 shares of Common Stock, at a per unit price of $45,000 (the "April 1998 Private Placement"). The net proceeds of $1,372,250 were used to pay a portion of the June 1997 Notes. The Company used the Underwriter to act as Placement Agent in connection with the April 1998 Private Placement. As compensation for Placement Agent, the Placement Agent received a commission of 10% of the gross proceeds from the sale of the units. In addition, the Company reimbursed the Placement Agent for its expenses incurred in connection with the April 1998 Private Placement offering of $25,000. Pursuant to the terms of the April 1998 Warrants, upon completion of this Offering, the April 1998 Warrants will be automatically converted into Warrants. All references in this Prospectus to the warrants issued in the April 1998 Private Placement assume such automatic conversion. The Company has given the holders of the Common Stock and warrants issued in the April 1998 Private Placement registration rights with respect to such shares and warrants and the shares of Common Stock issuable upon exercise of such warrants.

CRI Private Placement

         In July 1998, the Company sold 1,000,000 shares of Common Stock and CRI Warrants to purchase an additional 1,000,000 shares of Common Stock to CRI for an aggregate purchase price of $8,000,000 (the "CRI Private Placement"). The CRI Warrants are exercisable at $9.60 per share commencing on the date hereof through June 30, 2003. The CRI Warrants are redeemable by the Company at any time after December 31, 1998 at $.01 per CRI Warrant upon 30 days prior notice, provided that (i) the following criteria are satisfied: (A) with respect to redemption of up to 50% of the CRI Warrants, the average closing price of the Common Stock as listed on the Nasdaq Stock Market (or other securities exchange) is at least $14.40 for the twenty day period ending at least two days before the redemption date, or (B) with respect to redemption of up to 100% of the CRI Warrants, the average closing price of the Common Stock as listed on the Nasdaq Stock Market (or other securities exchange) is at least $19.20 for the twenty day period ending at least two days before the redemption date, and (ii) the Company is engaged in a subsequent underwritten public offering of its securities in which the managing underwriter thereof requires redemption of the CRI Warrants. CRI received both demand and piggyback registration rights in connection with such purchase commencing one year from consummation of this Offering. CRI also has the right to send an observer to all Board meetings.

                       SALES BY SELLING SECURITYHOLDERS

         This registration statement also related to the sale by the Selling Securityholders of an aggregate of 423,881 shares of Common Stock and 423,881 Warrants as well as the 423,881 shares of Common Stock issuable upon exercise of the Warrants. With respect to the shares of Common Stock issuable upon exercise of the Warrants, the registration statement covers both the issuance of the Common Stock upon such exercise and the subsequent sale by the holders thereof. The sale of such securities by the Selling Securityholders is to be made by a separate Prospectus dated the date of this Prospectus.

         The Selling Securityholders have advised the Company that any sales of the outstanding shares of Common Stock and Warrants and any shares of Common Stock which are issuable upon exercise of the Warrants may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholder) on the Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise. In addition, Selling Securityholders may transfer any of the shares of Common Stock or Warrants covered by this registration statement by gift. The Selling Securityholders have agreed that they will not sell any of their Securities pursuant to this Registration Statement prior to one year from the date of this Prospectus without the consent of the Underwriter. Any donee of the securities would be subject to the same restriction.

         The Selling Securityholders may effect such transactions by selling such securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase Warrants or shares of Common Stock as principals and thereafter sell the securities from time to time on the Nasdaq SmallCap Market, in negotiated transactions or otherwise. In any such transaction, the Underwriter may act as broker-dealer for the Selling Securityholder and/or for the purchasing party or the Underwriter may purchase shares of Common Stock or Warrants for its own account although the Underwriter has no agreement or understanding, either formal or informal, with any Selling Securityholder with respect to any such transactions. Such broker-dealers, if any, including the Underwriter, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Security Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           DESCRIPTION OF SECURITIES

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock of which 8,763,893 are currently outstanding. The following description of the Common Stock and certain provisions of the Company's Certificate of Incorporation, as amended (the "Certificate") and its By-Laws (the "By-Laws") is a summary and is qualified in its entirety by reference to the provisions of the Certificate and the By-Laws, copies of which are available from the Company upon request. After giving effect to this Offering, there will be 9,963,893 of Common Stock issued and outstanding.

Common Stock

         The holders of the outstanding shares of Common Stock are entitled to one vote per share, and are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor. The holders of the outstanding shares of Common Stock have no preemptive or cumulative voting rights and no rights to convert their shares of Common Stock into any other securities. All of the outstanding shares of Common Stock are, and the shares of Common Stock being offered by the Company hereby will be, fully paid and non assessable. On liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the net assets of the Company remaining after the payment of all creditors and liquidation preferences, if any.

Class A Redeemable Common Stock Purchase Warrants

         The holder of each Warrant is entitled to purchase one share of Common Stock at an aggregate exercise price $9.60 per share. The Warrants are exercisable immediately following the date of this Prospectus, and terminate five years from the date of this Prospectus. Holders of the Warrants will only be able to exercise the Warrants if (a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect, and (b) such securities are qualified for sale or exemption from qualification under the applicable securities laws of the states in which the various holders of Warrants reside.

         Commencing one year from the date of this Prospectus, or earlier with the consent of the Underwriter, the Warrants are subject to redemption by the Company, on not more than 60 nor less than 30 days' written notice, at a price of $.01 per Warrant, if the average closing price per share of the Common Stock is at least $12.00, subject to adjustment, for the twenty day period ending not earlier than five days prior the date the Warrants are called for redemption. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding Warrants must be redeemed if any are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class, postage prepaid, within five business days (or such longer period to which the Underwriter may consent) after the Warrants are called for redemption, but no earlier than the sixtieth nor later than the thirtieth day before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption. The Warrants can only be redeemed if, on the date the Warrants are called for redemption, there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants and the Common Stock is listed on the Nasdaq Stock Market or such other stock market which is acceptable to the Underwriter.

         The Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to 5:00 p.m. New York City time on the expiration date of the Warrants or, if the Warrants are called for redemption, the day prior to the redemption date at the offices of the Company's warrant agent (the "Warrant Agent") with the form of "Election to Purchase" on the reverse side of the certificate(s) filled out and executed as indicated, accompanied by payment of the full exercise price for the number of shares as to which the Warrant is being exercised.

         The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events. The holder of the Warrants will not possess any rights as a stockholder of the Company unless and until the holder exercises the Warrants.

Other Warrants

         In addition to the Warrants, there are also outstanding warrants to purchase 445,362 shares of Common Stock at an exercise price of $7.60 per share, which expire as follows: warrants to purchase 49,342 shares in December 1998; warrants to purchase 6,579 shares in October 1999; warrants to purchase 65,789 shares in December 1999; and warrants to purchase 323,652 shares in April 2001. Additionally, the CRI Warrants entitle CRI to purchase 1,000,000 shares of Common Stock at $9.60 per share. The CRI Warrants expire on June 30, 2003. Such warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events. The holders of certain of these warrants have registration rights with respect to the underlying shares of Common Stock. See "Financings" for information relating to the issuance of certain of these warrants. See "Underwriting" with respect to the Underwriter's Unit Purchase Option.

         The holders of the outstanding warrants have been given the opportunity to profit from a rise in the market for the shares of the Company's Common Stock with a resulting dilution in the interests of stockholders. The holders of the outstanding warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the outstanding warrants. Such facts may adversely affect the terms on which the Company could obtain additional financing.

Dividend Policy

         The Company presently intends to retain future earnings, if any, in order to provide funds for use in the operation and expansion of its business and accordingly does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

Transfer Agent and Warrant Agent

         The transfer agent for the Common Stock and Warrant Agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

Anti-Takeover Protections

         The Company is a Delaware corporation, and the Delaware General Corporation Law contains certain provisions applicable to the Company which may have the effect of preventing a non-negotiated change of control of the Company. These provisions, among other things, prevent anyone who owns 15% or more of the outstanding voting stock of the Company or who is an affiliate or associate of the Company and owned 15% or more of the outstanding shares of stock of the Company at any time within the prior three years (in either case, an "interested stockholder") from engaging in any business combination with the Company for a period of three years after becoming an interested stockholder, unless (i) prior to the date the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder, while acquiring his or her 15%, acquires at least 85% of the outstanding shares, excluding shares held by directors who are also officers and certain shares held under employee stock option plans; or (iii) on or subsequent to such date, the business combination is approved by the Company's Board of Directors and by the affirmative vote of two-thirds of the shares voting at a stockholders' meeting, excluding shares held by the interested stockholder.


                        SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this Offering the Company will have 9,963,893 shares of Common Stock outstanding (10,143,893 shares if the Underwriter's over-allotment option is exercised in full), excluding shares issuable upon the exercise of the outstanding stock options and warrants and the Underwriter's Unit Purchase Option. Of these outstanding shares, the 1,200,000 shares offered hereby (1,380,000 if the Underwriter's over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining shares of Common Stock are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act and will be eligible for sale under Rule 144 within 90 days of the date of this Prospectus, provided, however, that certain of such shares are subject to certain contractual restrictions on the sale or transfer of such shares for a period of twelve months from the date of this Prospectus, without the prior written consent of the Underwriter.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or person whose shares are aggregated), who has owned restricted Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% (99,638 shares after the Offering) of the total number of outstanding shares of the same class or, if the Common Stock is quoted on the Nasdaq Stock Market, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned such shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         The directors, officers and major stockholders of the Company, have agreed not to sell or otherwise dispose of their Common Stock (or securities convertible into Common Stock) for a period of twelve months from the completion of this Offering without the prior written consent of the Underwriter. In addition, the Underwriter has received certain registration rights under the Securities Act with respect to the Underwriter's Unit Purchase Option and the Common Stock issuable upon exercise of the Underwriter's Unit Purchase Option. See "Underwriting."


                                 UNDERWRITING

         HD Brous & Co., Inc. (the "Underwriter") has agreed, on the terms and subject to the conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell to the Underwriter, 1,200,000 Units. The Underwriter is committed to purchase and pay for all of the Units offered hereby on a "firm commitment" basis if any are purchased.

         The Underwriter has advised the Company that it proposes to offer the Units to the public at the initial public offering prices set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers, who are members of the National Association of Security Dealers, Inc. ("NASD"), concessions not exceeding $___ per Unit, of which not more than $___ per Unit may be reallowed to other dealers who are members of the NASD. After the initial public offering, the offering price, the concession and the reallowance may be changed.

         The Company has granted an option to the Underwriter, exercisable during the 45 day period from the date of this Prospectus, to purchase up to a maximum of 180,000 additional Units at the public offering price set forth on the Cover Page of this Prospectus, less the underwriting discount, for the sole purpose of covering over-allotments of the Units.

         The Company has agreed to pay to the Underwriter a non-accountable expense allowance of 3% of the aggregate public offering price of all Units sold (including any Units sold pursuant to the Underwriter's over-allotment option).

         The Underwriting Agreement also provides for the Company to pay the Underwriter a fee in the event that the Underwriter introduces the Company to a party which enters into a business combination or other business transaction with the Company.

         All of the Company's officers, directors and major stockholders have agreed not to sell (including any short sale or sale against the box) publicly or otherwise transfer, subject to certain exceptions for transfers to related parties, any of their securities without the written consent of the Underwriter for a period of twelve months from the date of this Prospectus. The Company has agreed that, during the 18 months following the date of this Prospectus, it will not, without the consent of the Underwriter, register any securities pursuant to the Securities Act without the consent of the Underwriter, except that such restrictions do not apply to the registration of stock issuable pursuant to the Company's present stock option plans on a Form S-8 registration statement.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the registration statement, including liabilities under the Securities Act.

         In connection with this Offering, the Company has agreed to sell to the Underwriter, for nominal consideration, Underwriter's Unit Price Options to purchase from the Company up to 120,000 Units at an exercise price of $9.60 per Unit. The Warrants issuable upon exercise of the Underwriter's Unit Purchase Options are identical to the Warrants included in the Units offered hereby. The Underwriter's Unit Purchase Options are exercisable for a four-year period commencing one year from the date of this Prospectus, except that if the Warrants are redeemed prior to the exercise of the Underwriter's Unit Purchase Option, upon such exercise, the Underwriter will be required to exercise the underlying Warrants at the same time as the Underwriter's Unit Purchase Option is exercised or waive the right to receive the Warrants. During the one-year period commencing on the date of this Prospectus, the Underwriter's Unit Purchase Options may not be sold, transferred, assigned or hypothecated, except to the officers of the Underwriter or to selling group members or officers or partners or members thereof, all of which shall be bound by such restrictions. The Underwriter's Unit Purchase Options will contain anti-dilution provisions providing for adjustment under certain circumstances similar to those applicable to the Warrants. The holders of the Underwriter's Unit Purchase Options have no voting, dividend or other rights as stockholders of the Company with respect to securities underlying the Underwriter's Unit Purchase Options until the Underwriter's Unit Purchase Option or the underlying Warrants, as the case may be, are exercised. The holders of the Underwriter's Unit Purchase Options have been given the opportunity to profit from a rise in the market for the Company's securities at a nominal cost, with a resulting dilution in the interests of stockholders. The holders of the Underwriter's Unit Purchase Options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the Underwriter's Unit Purchase Options. Such facts may adversely affect the terms on which the Company could obtain additional financing. Any profit received by the Underwriter on the sale of the Underwriter's Unit Purchase Options or the securities issuable upon exercise of the Underwriter's Unit Purchase Options may be deemed additional underwriting compensation.

         The Company has agreed during the term of the Underwriter's Unit Purchase Options and for two years thereafter to give advance notice to the holders of the Underwriter's Unit Purchase Option or underlying securities of its intention to file a registration statement, and in such case, the holders of the Underwriter's Unit Purchase Options and underlying securities shall have the right to require the Company to include the underlying securities in such registration statement at the Company's expense. At the demand of the holders of a majority of the Underwriter's Unit Purchase Options and underlying Common Stock, including Common Stock issued or issuable upon exercise of the Warrants issuable upon exercise of the Underwriter's Unit Purchase Options, during the term of the Underwriter's Unit Purchase Options, the Company will also be required to file one such registration statement at the Company's expense. In addition, the Company has agreed to cooperate with the holders of the Underwriter's Unit Purchase Options in filing a second registration at the expense of the holders of the Underwriter's Unit Purchase Options or underlying securities.

         The Company and its officers, directors and 5% stockholders have given the Underwriter an 18-month right of first refusal with respect to public and private sales of the Company's securities by the Company and such stockholders, including sales pursuant to Rule 144 of the Commission pursuant to the Securities Act.

         The Underwriting Agreement provides that, during the five-year period following the date of this Prospectus, the Underwriter will have the right to designate one member to the Company's board of directors. The Underwriting Agreement also requires the Company to maintain key man life insurance on the lives of Dr. Creve Maples ($1,000,000), Curtiz J. Gangi ($500,000) and Craig Peterson ($500,000) during their respective terms of employment with the Company.

         Prior to this Offering, there has been no public market for the Common Stock or Warrants of the Company. The public offering price and composition of the Units and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and are not related to the Company's assets, book value, financial condition or any other recognized criteria of value. In determining such price and terms, the Company and the Underwriter considered a number of factors, including estimates of the Company's business potential, the amount of dilution to public investors, the Company's prospects, and the general condition of the securities markets.

         The Underwriter has informed the Company that sales to any account over which the Underwriter exercises discretionary authority will not exceed 1% of this Offering.


                                 LEGAL MATTERS

         The legality of the issue of the shares of Common Stock and Warrants offered hereby will be passed upon for the Company by Proskauer Rose LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Esanu Katsky Korins & Siger, LLP, New York, New York.

                                    EXPERTS

         The balance sheet as of September 30, 1997 and the statements of operations, stockholders' equity and cash flows for the years ended September 30, 1997 and for the period from inception (October 1995) to September 30, 1996 of the Company included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph with respect to the entity's ability to continue as a going concern as described in Note 3 to Notes to Financial Statements, of Feldman Sherb Ehrlich & Co., P.C. (formerly Feldman Radin & Co., P.C.), independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

         The Company will be subject to certain informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

         A registration statement on Form SB-2 relating to the securities offered hereby has been filed by the Company with the Commission. The Prospectus does not contain all of the information set forth in such registration statement. For further information with respect to the Company and to the Securities offered hereby, reference is made to such registration statement, including the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                            MUSE TECHNOLOGIES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                      Page

                                                                      ----
Independent Auditors' Report.......................................... F-2

Balance Sheets........................................................ F-3

Statements of Operations.............................................. F-4

Statement of Stockholders' Equity..................................... F-5

Statements of Cash Flows.............................................. F-6

Notes to Financial Statements......................................... F-7

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors of
MUSE Technologies, Inc.

         We have audited the accompanying balance sheet of MUSE Technologies, Inc. as of September 30, 1997, and the related statements of operations, stockholders' equity and cash flows, for the year ended September 30, 1997, and for the period from October 24, 1995 (inception) through September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MUSE Technologies, Inc. as of September 30, 1997, and the results of its operations and cash flows, for the year ended September 30, 1997, and for the period from October 25, 1995 (inception) through September 30, 1996, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred significant net losses in the amounts of $2,049,102 and $1,203,745 in 1997 and 1996, respectively.
Additionally, the Company has a working capital deficiency of approximately $880,000 at September 30, 1997. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also discussed in Note 3 to the financial statements. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company not be able to continue as a going concern.

                                       /s/ Feldman Sherb Ehrlich & Co., P.C.
                                           Certified Public Accountants
                                           (Formerly Feldman Radin & Co., P.C.)

New York, NY
November 7, 1997

(except notes 1, 3, 7, 9 and 14,
as to which the date is July 15, 1998)

                            MUSE TECHNOLOGIES, INC.
                                 BALANCE SHEET

                                    ASSETS


                                                                            June 30, 1998        September 30, 1997
                                                                           ---------------      --------------------
                                                                             (unaudited)
CURRENT ASSETS:

      Cash...........................................................      $       924,348      $           287,436

      Accounts receivable............................................              162,467                  215,449

      Prepaid insurance..............................................               13,248                   23,254
                                                                           ---------------      -------------------
                  TOTAL CURRENT ASSETS...............................            1,100,063                  526,139

PROPERTY AND EQUIPMENT-- NET.........................................              444,619                  762,173

NOTE RECEIVABLE - AFFILIATE..........................................               55,000                   55,000

DEFERRED OFFERING COSTS..............................................               91,270                       --

OTHER ASSETS.........................................................               19,052                   22,652
                                                                           ---------------      -------------------
                  TOTAL ASSETS.......................................      $     1,710,004      $         1,365,964
                                                                           ===============      ===================

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

      Accounts payable...............................................      $        36,381      $           211,992

      Accrued liabilities............................................               94,907                  203,687

      Capital lease - current portion................................               10,785                    7,904

      Notes payable (net of discount of $129,792 and $305,157).......              794,129                  932,343

      Line of credit.................................................                   --                   50,000
                                                                           ---------------      -------------------
                  TOTAL CURRENT LIABILITIES..........................              936,202                1,405,926

CAPITAL LEASE, less current portion..................................                   --                   17,740
                                                                           ---------------      -------------------
                  TOTAL LIABILITIES..................................              936,202                1,423,666
                                                                           ---------------      -------------------

STOCKHOLDERS' EQUITY:

      Common stock, $.015 par value, 50,000,000 shares
      authorized, issued and outstanding 7,763,893 and
      7,278,279, respectively........................................              116,458                  109,174

      Additional paid-in capital.....................................            6,459,091                3,518,471

      Stock subscription receivable..................................             (87,500)                 (87,500)

      Accumulated deficit............................................          (5,714,247)              (3,597,847)
                                                                           ---------------      -------------------
                  TOTAL STOCKHOLDERS' EQUITY.........................              773,802                 (57,702)
                                                                           ---------------      -------------------
                                                                           $     1,710,004      $        1,365,964
                                                                           ===============      ===================


                    See notes to the financial statements.

                            MUSE TECHNOLOGIES, INC.
                           STATEMENTS OF OPERATIONS


                                                    Nine Months Ended                                        Period From
                                                          June 30,                                        October 24, 1995

                                             --------------------------------                                (inception)
                                                  1998                1997            Year Ended               through
                                                  ----                ----        September 30, 1997      September 30,1996
                                                       (unaudited)                ------------------      -----------------
REVENUE..............................        $  1,761,251            $533,351     $          755,705      $         355,392
                                             ------------        ------------     ------------------      -----------------
EXPENSES:

   Selling, general and
   administrative expenses...........           1,321,018             849,604              1,467,240                675,898

   Research and development..........             710,068             606,488                741,910                599,026

   Non-cash imputed
   compensation expense..............             948,355                  --                     --                     --

   Depreciation......................             343,334             309,885                427,735                251,954

   Interest expense..................             554,876              32,172                167,922                 32,259
                                             ------------        ------------     ------------------      -----------------

   TOTAL EXPENSES....................           3,877,651           1,798,149              2,804,807              1,559,137
                                             ------------        ------------     ------------------      -----------------

NET LOSS.............................        $ (2,116,400)       $ (1,264,798)    $       (2,049,102)      $     (1,203,745)
                                             ============        ============     ==================      =================

NET LOSS PER SHARE -
   BASIC.............................        $      (0.29)       $     (0.18)     $            (0.28)       $         (0.18)
                                             ============        ============     ==================      =================

WEIGHTED AVERAGE
   NUMBER OF SHARES..................           7,418,768           7,191,396              7,193,169              6,871,642
                                             ============        ============     ==================      =================


                    See notes to the financial statements.

                            MUSE TECHNOLOGIES, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                             Common Stock                                 Stock                         Total Stock-
                                                                        Additional      Subscription   Accumulated       holders'
                                         Shares         Amount       Paid-In Capital     Receivable      Deficit         Equity
                                         ------         ------       ---------------     ----------    -----------     ------------
BALANCE -

October 24, 1995 (inception)....              --       $      --      $        --        $     --      $        --    $         --

  Issuance of common stock......       6,694,079         100,411           (80,061)            --               --          20,350

  Dividend......................                                                                          (400,000)       (400,000)

  Sale of common stock..........         250,921           3,764         1,651,379             --               --       1,655,143

  Conversion of notes into
  common stock..................         131,579           1,974           865,957             --               --         867,931

  Net loss......................                                                                        (1,203,745)     (1,203,745)
                                       ---------       ---------      ------------       --------      -----------    ------------
BALANCE -

September 30, 1996..............       7,076,579         106,149         2,437,275             --       (1,603,745)        939,679

  Sale of common stock
  pursuant to private placement.          99,014           1,485           584,000             --               --         585,485

  Sale of common stock in
  connection with notes.........          81,415           1,221           335,855             --               --         337,076

  Issuance of common stock
  pursuant to consulting
  agreement.....................           9,758             146            74,014             --               --          74,160

  Sale of Stock to officer .....          11,513             173            87,327        (87,500)              --              --

  Dividend adjustment ..........              --              --                --             --           55,000          55,000

  Net loss......................              --              --                --             --       (2,049,102)     (2,049,102)
                                       ---------       ---------      ------------       --------      -----------    ------------

BALANCE-
September 30, 1997..............       7,278,279         109,174         3,518,471        (87,500)      (3,597,847)        (57,702)

  Issuance of common stock
  pursuant to consulting
  agreements....................           4,058              61            30,780             --               --          30,841

  Sale of common stock
  pursuant to private
  placements....................         412,566           6,188         1,652,285             --               --       1,658,473

  Conversion of notes into
  common stock..................          68,880           1,033           308,927             --               --         309,960

  Exercise of stock options.....             110               2               273             --               --             275

Non-cash imputed compensation
expense.........................              --              --           948,355             --               --         948,355

Net loss........................                                                                        (2,116,400)     (2,116,400)
                                       ---------       ---------      ------------       --------      -----------    ------------
BALANCE -
June 30, 1998 (unaudited).......       7,763,893       $ 116,458      $  6,459,091       $(87,500)     $(5,714,247)    $   773,802
                                       =========       =========      ============       ========      ===========    ============


                    See notes to the financial statements.

                            MUSE TECHNOLOGIES, INC.

                           STATEMENTS OF CASH FLOWS


                                                                                                                   Period from
                                                             Nine Months Ended June 30,                         inception (October
                                                          --------------------------------       Year Ended     24, 1995) through
                                                              1998                1997          September 30,   September 30, 1996
                                                          -----------          -----------      -------------   ------------------
                                                          (unaudited)          (unaudited)
CASH FLOWS FROM OPERATING
ACTIVITIES:
     Net loss.....................................        $  (2,116,400)       $ (1,264,798)    $  (2,049,102)  $    (1,203,745)

     Adjustment to reconcile net loss to net cash provided by (used in) operating activities:

        Depreciation..............................              343,334             309,885            427,735           257,071
        Amortization of discount..................              491,575                  --            127,968                --
        Non-cash imputed compensation expense.....              948,355                  --                 --                --
        Retirement of fixed assets................                   --                  --             17,028                --
        Issuance of shares under consulting
        agreements................................               30,841                  --                 --                --

     Changes in assets and liabilities:

        Decrease (Increase) in accounts receivable               52,982              40,459           (45,015)         (170,434)
        Decrease (Increase) in prepaid assets.....               10,007                  --           (23,254)                --
        Decrease in other assets..................                3,600              24,308             47,224                --
        (Decrease) Increase in accounts payable...            (175,611)             195,658            190,326            21,666
        Increase in accrued interest..............               48,921                  --                 --                --
        (Decrease) in accrued liabilities.........            (116,684)           (146,077)           (14,784)           218,471
                                                          -------------        ------------     --------------  ----------------
        CASH USED IN OPERATING
        ACTIVITIES................................            (479,080)           (840,565)        (1,321,874)         (876,971)
                                                          -------------        ------------     --------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES

        Purchase of property and equipment........             (25,780)           (222,528)          (273,555)         (979,374)
                                                          -------------        ------------     --------------  ----------------

        CASH USED IN INVESTING
        ACTIVITIES................................             (25,780)           (222,528)          (273,555)         (979,374)
                                                          -------------        ------------     --------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:

        Dividend paid upon acquiring assets.......                   --                  --                 --         (400,000)
        Net proceeds from sale of stock...........            1,658,748             676,903            629,062         1,643,424
        Net proceeds from issuance of convertible
        notes.....................................                   --           1,113,750          1,113,750           900,000
        Proceeds from issuance of notes...........              568,749                  --                 --                --
        Deferred offering costs...................             (91,270)                  --                 --                --
        Due from affiliate........................                   --                  --             23,627          (23,627)
        Increase in notes payable - affiliates....                   --                  --                 --           815,000
        (Repayments) Increase in capital lease
        payable...................................              (6,955)                  --             25,644                --
        Repayment of notes payable - affiliates...                   --                  --                 --       (1,037,670)
        Repayment of notes payable - others.......            (937,500)                  --                 --                --
        (Repayments) Borrowings-line of credit....             (50,000)              50,000             50,000                --
                                                          -------------        ------------     --------------  ----------------

        CASH PROVIDED BY FINANCING
        ACTIVITIES................................            1,141,772           1,840,653          1,842,083         1,897,127
                                                          -------------        ------------     --------------  ----------------

NET INCREASE IN CASH                                            636,912             777,560            246,654            40,782

CASH - Beginning of year..........................              287,436              40,782             40,782                --
                                                          -------------        ------------     --------------  ----------------

CASH - End of year................................        $     924,348        $    818,342     $      287,436  $         40,782
                                                          =============        ============     ==============  ================



                                                                                                                   Period from
                                                             Nine Months Ended June 30,                         inception (October
                                                          --------------------------------       Year Ended     24, 1995) through
                                                              1998                1997          September 30,   September 30, 1996
                                                          -----------          -----------      -------------   ------------------
                                                          (unaudited)          (unaudited)
SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION:

     Cash paid during the year for:
        Interest.....................................     $      49,894        $     32,172     $     167,922   $         32,259

     Non-cash financing and investing activities:

        (1)  In connection with the acquisition
             from an affiliate:

             Assets acquired.........................                --                  --                --            751,664

             Liabilities assumed.....................                --                  --                --            528,994
                                                          -------------        ------------     -------------   ----------------

                   Notes issued......................                --                  --                --            222,670

        (2)  Convertible notes converted to
             common stock............................           309,960                  --                --            900,000

        (3)  Common stock issued in connection
             with note issuance......................                --                  --     $     433,125                 --

                    See notes to the financial statements.

                            MUSE TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

             YEARS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996

1.       THE COMPANY

         Muse Technologies, Inc. (the "Company") was incorporated in Delaware on October 24, 1995 to develop and market software products, designed to enhance the user's ability to understand and analyze data and information and to provide solutions to complex data integration and data management problems. The multisensory capabilities of the software ("MuSE"), enables the user to present information in real time using visual, auditory, tactical and other analytical tools. Muse is based on software licensed to the Company by Sandia Corporation ("Sandia") pursuant to a license agreement dated October 9, 1995 (the "License Agreement"). The Company has also developed a proprietary software product, "Continuum", designed for multiuser, real-time collaboration within the MuSE environment.

         In December, 1995 the Company acquired substantially all assets and liabilities from Viga Technologies Corporation ("Viga"), an affiliate with common ownership. As part of the acquisition Viga agreed to transfer the License Agreement to the Company. Pending completion of the transfer Viga sublicensed its rights under the License Agreement to the Company. On July 15, 1996, the License Agreement was formally assigned to the Company.

         The Company commenced operations in December 1995. To date, the majority of the Company's revenue has been generated from products utilizing the MuSE technology and applied research and development services for customers in the Federal, corporate and nonprofit markets of the United States. Sales to the United States government represented $528,748, or 70%, and $256,892 or 72%, of revenue in 1997 and 1996, respectively. Accounts receivable from the United States government were $98,125 at September 30, 1997. The Company does not require collateral on its accounts receivable.

         The Company effected two stock splits since inception, a 1000-for-1 forward stock split on November 9, 1995 and a 1-for-3.04 reverse stock split on March 5, 1998. In addition, in conjunction with the 1-for-3.04 reverse stock split, the par value of the Company's stock was changed from $0.01 per share to $0.015 per share. All references to the number of shares of common stock and per share amounts in the accompanying financial statements and related footnotes have been restated as appropriate to reflect the splits for all periods presented.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Use of Estimates- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         b. Revenue Recognition- The Company licenses software to end users under license agreements. The Company recognizes revenues in accordance with Statement of Position 91-1 entitled "Software Revenue Recognition" ("SOP-91"), issued by the American Institute of Certified Public Accountants ("AICPA"). SOP-91 requires that software license revenue be recognized upon the receipt of a valid order and product shipment, provided no significant obligation to the customer exists. Maintenance (post-contract support) revenues are recognized on a straight-line basis over the term of the maintenance agreement (generally, one year). Maintenance revenues not currently recognized are recorded as deferred revenues. Revenues for other services and training are recognized upon performance of the service.

            The AICPA has issued SOP 97-2 with regards to recognizing revenues on software transactions. SOP 97-2, which supersedes SOP 91-1, is effective on a prospective basis for fiscal years beginning after December 15, 1997. The adoption of the new SOP is not expected to have a material effect on the Company's financial statements.

         c. Research and Development- Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been immaterial.

         d. Property and Equipment- Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over three years, which is the estimated useful life of the assets.

         e. Net Income (Loss) Per Share - Basic earnings (loss) per share is computed using the weighted average number of shares of outstanding common stock. Diluted per share amounts also include the effect of dilutive common stock equivalents from the assumed exercise of stock options.

         f. Income Taxes- Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

         g. Cash Equivalents- Cash equivalents are carried at cost, which approximates market value. For purposes of the statement of cash flows, the Company considers all highly liquid short-term investments that are readily convertible to cash and have original maturities of three months or less from their date of purchase to be cash equivalents. Cash equivalents consist of overnight interest funds.

         h. Fair Value of Financial Instruments- The Company's financial instruments under Statement of Financial Accounting Standards No. 107 ("SFAS 107") "Disclosures About Fair Value of Financial Instruments," includes cash, accounts receivable, notes receivable, accounts payable, notes payable, borrowings under line of credit facility, and long-term debt. The Company believes that the carrying amounts of these accounts are a reasonable estimate of their fair value because of the short-term nature of such instruments.

3.       BASIS OF PRESENTATION

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. However, the Company reported net losses of $2,049,102 and $1,203,745 in 1997 and 1996, respectively. Additionally, the Company has a working capital deficiency of approximately $880,000 at September 30, 1997. Consequently, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon the Company's ability to obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue in existence.

         During 1996, in connection with the private placement offering and the issuance of convertible notes, the Company sold 386,312 shares of common stock for net proceeds of $2,523,074. During the fiscal year ended September 30, 1997, an additional 99,014 shares were sold for net proceeds of $585,485. In December 1997, the Company sold, through a private placement offering, 35 units, each unit consisting of a one year, 8% promissory note in the principal amount of $25,000 and 1,645 shares of common stock. The Company believes that future operations, together with the additional capital from future sales of stock through private or public financings, will provide sufficient liquidity for the Company to continue as a going concern.

4.       PROPERTY AND EQUIPMENT

         Property and equipment at September 30, 1997 is as follows:

           Computer equipment                               $      1,328,952
           Furniture and fixtures                                    111,227
                                                            ----------------
                                                                   1,440,179

           Less: accumulated depreciation                          (678,006)
                                                            ----------------
                                                            $        762,173
                                                            ================

5.       ISSUANCES OF STOCK AND DEBT

         (i) In October 1995, the Company issued, for nominal consideration, 6,694,080 shares of Common Stock to the stockholders of Viga. See (Note 9.)

         (ii) In December 1995, the Company received net proceeds of $900,000 from the sale of four units, each of which consisted of $249,900 face amount of 10% convertible promissory notes and warrants to purchase 8,306 shares of common stock at $7.60 per share. In April 1996, the notes were converted into 131,579 shares of common stock at a conversion price of $7.60 per share.

         (iii) During 1996, the Company sold 250,921 shares of common stock for net proceeds of $1,655,143. During the year ended September 30, 1997, an additional 99,014 shares were sold for net proceeds of $585,485.

         (iv) In June 1997, the Company issued $1,237,500 principal amount of, 8% promissory notes and shares of the Company's common stock for which it received net proceeds of $1,113,750. The principal balance and accrued interest are due and payable upon the earlier of the one year anniversary of the date of the note or seven days after the consummation of an initial public offering. For valuation purposes, $433,125 was allocated to the common stock and the remainder to the notes. Accordingly, the notes were issued at a discount from their face value. The discount will be amortized over the one year term of the notes. At September 30, 1997, the unamortized discount and related amortization expense was $305,157 and $127,968, respectively.

         (v) In September 1997, the Company sold to an officer 11,514 shares of Common Stock at a purchase price of $7.60 per share or an aggregate of $87,500. Payment of the purchase price was made by issuance of a non-recourse promissory note secured by a pledge of the shares purchased.

6.       STOCK OPTIONS AND WARRANTS

         The Company currently has two stock option plans with essentially identical terms and conditions. Under the 1995 Stock Option Plan, the Company may grant non-qualified stock options to purchase up to 565,449 shares of common stock. Under the 1996 Stock Option Plan, the Company may grant non-qualified or incentive stock options to purchase up to 1,644,737 shares of common stock. Options may be granted to employees, officers, directors, consultants and independent contractors. Under the Plans, options may be for periods up to ten years and become exercisable in varying amounts based on a vesting schedule. In general, the options become exercisable in three installments beginning on the first anniversary of the grant. All options allow for the purchase of common stock at prices equal to market value at the date of the grant.

         The Company accounts for its stock option plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. In fiscal 1997, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") for disclosure purposes: accordingly, no compensation has been recognized in the results of operations for its stock option plans as required by APB 25.

         For disclosure purposes the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for stock options granted during the years ended September 30, 1997 and 1996; annual dividends of $0.00, expected volatility of 50%, risk-free interest rate of 5.7%, and expected option lives of six years. The weighted average fair value of the stock options granted for the years ended September 30, 1997 and 1996 was $1.89 and $1.38, respectively.

         See Notes 5 and 9 with respect to the issuance of warrants by the Company.

         The following table summarizes the changes in options and warrants outstanding, and the related exercise price for shares of the Company's common stock:


                                           Stock Options                                               Warrants
                        ----------------------------------------------------      --------------------------------------------------
                                             Exercise                                                 Exercise
                           Shares            Price (1)         Exercisable           Shares            Price           Exercisable
                        -------------      -------------     ---------------      ------------      ------------ --- ---------------
Outstanding at                     --                 --                  --                --                --                  --
October 24, 1995
       Granted                141,447      $        2.50                  --                --                --                  --
       Canceled               (49,342)              2.50                  --           121,710             $7.60                  --
                        -------------      -------------      --------------      ------------     -------------     ---------------

Outstanding at
September 30, 1996             92,105               2.50              16,630           121,710              7.60                  --
                                                              ==============                                         ===============
       Granted                906,907               2.50                  --           419,112              7.60                  --
       Granted                197,368               7.60                  --                --                --                  --

       Canceled              (13,158)               2.50                             (102,039)              7.60              36,033
                                           -------------     ---------------      ------------      ------------     ---------------

Outstanding at              1,183,222          2.50-7.60             307,610           438,783              7.60             438,783
September 30, 1997
                        =============      =============     ===============      ============      ============     ===============

----------------------------


(1) As a result of the March 5, 1998 1-for-3.04 reverse stock split, the exercise price of the options under the Company's 1995 and 1996 stock option plans was $7.60. In April 1997, the exercise price of the options was reduced to $2.50 per share. The above table reflects such repricing.

         Had compensation cost for the Company's two option plans been determined in accordance with SFAS 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below for the years ended September 30:


                                                                1997                    1996
                                                          -----------------------------------------
Net Loss........................... As reported           $     (2,049,102)      $      (1,203,745)
                                    Pro forma             $     (2,241,718)      $      (1,214,318)

Net Loss per Common Share           As reported           $          (0.28)      $           (0.18)
                                    Pro forma             $          (0.31)      $           (0.18)

7.       EMPLOYMENT AGREEMENTS
         ---------------------

         Effective June 1, 1998 the Company has entered into three year employment agreements with various officers of the Company as follows:

         The Chief Technical Officer of the Company will receive an annual base salary of $150,000 and a bonus of up to $65,000 upon the Company achieving certain performance objectives. This officer also received options to purchase Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000, and 50,000 shares on June 1, 2001.

         The President of the Company will receive an annual base salary of $215,000 and a bonus of up to $134,000 upon the Company achieving certain performance objectives. The President also received options to purchase Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 100,000 shares on June 1, 1999, 125,000 shares on June 1, 2000 and 150,000 shares on June 1, 2001. The President will also receive a five year loan in the amount of $150,000 at 5% annual interest in connection with his relocation to New Mexico upon the successful completion of an initial public offering ("IPO") of the Company's securities.

         The Vice-President of Sales and Marketing will receive an annual base salary of $150,000. This officer will receive commissions under the Company's Sales Compensation Plan and will be entitled to receive a bonus as determined by the Board of Directors. The officer also received options to purchase Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000 and 50,000 shares on June 1, 2001. Such officer will also receive a five year loan in the amount of $75,000 at 5% annual interest in connection with his relocation to New Mexico upon the successful completion of an IPO.

         The Chief Financial Officer will receive an annual base salary of $150,000 and a bonus of up to $65,000 upon the Company achieving certain performance objectives. This officer also received options to purchase Common Stock of the Company at an exercise price of $7.50 per share, which vests as follows: 30,000 shares on June 1, 1999, 37,500 shares on June 1, 2000 and 50,000 shares on June 1, 2001. The Chief Financial Officer will also receive a five year loan in the amount of $75,000 at 5% annual interest in connection with his relocation to New Mexico upon the successful completion of an IPO.

         Under the above agreements, if such the officer is terminated by the Company other than for cause (as defined in each employment agreement), or if the officer dies or becomes permanently disabled, all stock options held by such officer shall immediately vest upon such termination and such officer shall receive severance payments in an amount equal to one year's base salary for the President, Chief Financial Officer and the Vice President of Sales and Marketing (if terminated after November 30, 1998), and two year's base salary for the Chief Technical Officer. Each of the employment agreements also contain provisions relating to severance payments equal to the salary and bonus for the remainder of the employment term plus an additional one year's base salary in the event of a change in control (as defined in the employment agreement).

8.       RETIREMENT PLAN
         ---------------

         In October 1996, the Company established a defined contribution plan (401(k) plan) covering substantially all employees. Under the terms of the plan, eligible employees may contribute up to fifteen percent of their compensation, subject to statutory limitations. The Company expensed $23,249, representing three percent of eligible employees compensation, for their contribution to the plan for the year ended September 30, 1997.

9.       RELATED PARTY TRANSACTIONS
         --------------------------

         a. Viga Technologies Corporation- In October 1995, the Company issued 6,694,080 shares of Common Stock to the stockholders of Viga, including certain officers, directors and principal stockholders of the Company in proportion to the beneficial stock ownership of Viga. In December 1995, the Company acquired the assets of Viga, including its rights under the License Agreement. As part of the acquisition, Viga sublicensed the MuSE technology to the Company until the License Agreement could be transferred to the Company, which transfer was completed in July 1996. The purchase price for the Viga assets was $1,152,000 (not including assumption of certain liabilities). The Company issued notes in the amount of $222,670 representing the difference between the assets acquired and liabilities assumed, and $400,000 representing the sublicense fee. The two notes were paid, without interest, in 1996. In 1997, Viga reduced the purchase price by $55,000, for which Viga issued its 6.5% note due November 2001. (See
         Note 1).

                  Since the Company and Viga were controlled by substantially the same persons, the excess of purchase price over book value of net assets acquired was recorded as a dividend to stockholders. A summary of the transaction is as follows:


                  Purchase Price                             $ 622,670
                  Assets Acquired                             (751,664)
                  Liabilities Assumed                          528,994
                                                      ----------------
                  Dividend                                   $ 400,000
                                                      ================

                  The above mentioned License Agreement, which was amended in July 1998, grants the Company exclusive rights to develop and commercialize MuSE until October 2005 and thereafter provides a non-exclusive right through 2015. At the end of such ten year period of exclusivity, the Company may request the licensor to extend exclusivity through 2015, which determination shall be made in the licensor's sole discretion. The licensor has the right to terminate the license or make the license non-exclusive in the event the Company fails to pay the required royalties under the license agreement, with an annual minimum royalty of $20,000 through the year ended December 31, 2006. The Company is also obligated to pay an annual license fee of $10,000 through the year ending December 31, 1999 and a one-time payment of $20,000 prior to July 1999.

         b. Investment Banking Agreement- The Company has entered into an investing banking agreement with Investors Associates, Inc. ("IAI"). Certain owners of IAI are stockholders of the Company. In general, the Company has engaged IAI to provide investment banking services relating to the financings described in Note 5. On June 30, 1997, the investment banking agreement with IAI was mutually terminated.

                  For services as placement agent for such transactions, in 1997, the Company paid IAI fees of $123,750 and issued to IAI warrants to purchase 317,073 of common stock at $7.60 per share, and in 1996, the Company paid IAI fees of $203,490 and issued to IAI warrants to purchase 121,710 shares of common shares at $7.60 per share. The warrants expire at various times from December 31, 1998 to April 2001.

         c. Transactions With Stockholders- The Company had entered into a consulting agreement expiring September 30, 1997 with Quatro Corporation ("Quatro"), a minority shareholder, in which Quatro will provide accounting services, financial and business support, executive and marketing consulting, and manufacturing consulting services to the Company. The Company paid $19,324 and $33,564 to Quatro for these services in 1997 and 1996, respectively.

                  The Company entered into an executive marketing and consulting agreement with Technology Business Associates ("TBA"), a minority shareholder of the Company, which expired September 30, 1996. During 1996, the Company paid $51,326 to TBA under the agreement. An officer and director of the Company is also the founder, a director and executive officer of both Quatro and TBA.

         d. Consulting Agreement- In March 1997, the Company entered into a consulting agreement with an independent contractor, wherein the contractor will act as an advisor to the Company with respect to business development and strategic alliance matters. The contractor was granted options to purchase 23,688 shares of Company common stock at a price of $7.60 per share, vesting at 1,974 shares per month.

10.      INCOME TAXES
         ------------

         The Company accounts for income taxes using an asset and liability approach which generally requires the recognition of deferred income tax assets and liabilities based on the future income tax consequences of events that have previously been recognized in the Company's financial statements or tax returns. Since the Company cannot currently conclude that it is more likely than not that some or all of the deferred income tax asset will be realized, the related net deferred tax assets have been fully offset by a valuation allowance. The Company has reported net operating losses of approximately $1,924,000 and $1,594,000 for income tax purposes in 1997 and 1996, respectively. Utilization of this loss as a carryforward to offset future taxable income is dependent on the Company having taxable income. The net operating loss carryforwards expire beginning 2011, if not utilized.

         Significant components of the deferred tax assets are as follows as of September 30, 1997:


Net operating loss carryforward                   $       1,263,000
                                                  -----------------

Total gross deferred tax asset                            1,263,000
Less valuation allowance                                 (1,263,000)
                                                  -----------------

Net deferred tax assets                           $             --
                                                  =================

11.      LEASES

         The Company leases its laboratory and office facilities under non-cancellable lease arrangements. Rent expense for 1997 and 1996 was $109,583 and $85,182, respectively. Future minimum lease payments under noncancellable operating leases are:


1998                            $          104,712
1999                                       109,105
2000                                        18,306
                                ------------------
                                $          232,123
                                ==================

12.      GOVERNMENT CONTRACTS
         --------------------

         The Company derives significant revenue from contracts with the Federal government. Recognition of revenue is generally conditioned upon compliance with terms and conditions of the contracts and applicable Federal regulations. Substantially all contracts are subject to audit by agencies of the Federal government or their designees. Disallowances by Federal officials as a result of these audits may become liabilities of the Company. The Company has not recorded any liability for disallowances which may be determined in the future.

13.      LINE OF CREDIT FACILITY
         -----------------------

         In November 1996, the Company obtained a revolving line of credit in the amount of $50,000. Outstanding balances on the line bear interest at prime plus one and one-half percent and the line expires on November 1, 1997. In addition, the Company received a credit card with an available borrowing limit of $25,000. As part of the borrowing arrangements, the Company is required to maintain a compensating cash balance in the amount of $75,000. Borrowings against the line of credit were $50,000 as of September 30, 1997. The line of credit agreement has been extended to February 1, 1998.

14.      OTHER SUBSEQUENT EVENTS
         -----------------------
         a. Private Placement - In April and May 1998, the Company received net proceeds of $1,411,500 from the sale in a private placement of 35.5 units at $45,000 per unit. Each unit consists of 10,000 shares of the Company's common stock and a series A common stock purchase warrant to purchase 10,000 shares of common stock.

         b. Marketing Agreement - In July 1998, the Company entered into an agreement with an entity which grants such entity the rights to market, sell and distribute the Company's products.

                  Under the terms of the agreement, the Company will receive a $5,000,000 fee granting the entity exclusive worldwide selling rights of the Company's products in the oil and gas industry. As of June 30, 1998, the Company has received $1,000,000 of the $5,000,000, with the balance due in two equal installments on September 30, 1998 and November 30, 1998.

                  The agreement is for an initial term of three years with a provision for three successive three year renewal periods. The agreement provides for the Company to receive a minimum of $12,000,000 from the entity for the sale of MuSE software over the initial and renewal terms of the agreement.

                  In connection with this agreement, the Company's Vice President of Sales and Marketing earned previously granted options to purchase 197,369 shares at an exercise price of $7.60 per share.

         c. Subscription Agreement - On July 15, 1998, the Company entered into a subscription agreement with an entity for the sale of 1,000,000 shares of common stock and a series stock purchase warrant for the purchase up to 1,000,000 shares of common stock. The stock and the warrants were sold as a unit for $8,000,000. The Company paid its Vice President--Sales and Marketing a commission of $520,000 in connection with this sale.

         d. Proposed Public Offering - In February 1998, the Company entered into a letter of intent with respect to an initial public offering of its securities.

-------------------------------------------------------------------------------

No dealer, salesman or any other person has been authorized to give any information or representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered by this Shares Prospectus, or an offer to sell or a solicitation of an offer to buy any security, by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


                             TABLE OF CONTENTS
                                                                         Page

Prospectus Summary...................................................      3
Summary Financial Information........................................      7
Risk Factors.........................................................      9
Dilution.............................................................     19
Use of Proceeds......................................................     20
Capitalization.......................................................     21
Dividend Policy......................................................     22
Management's Discussion and Analysis of Financial
  Condition and Results of Operations................................     23
Business.............................................................     26
Management...........................................................     34
Principal Stockholders...............................................     42
Certain Relationships and Related Transactions.......................     43
Financings...........................................................     45
Sales by Selling Securityholders.....................................     47
Description of Securities............................................     48
Shares Eligible for Future Sale......................................     50
Underwriting.........................................................     51
Legal Matters........................................................     53
Experts..............................................................     54
Additional Information...............................................     54
Index to Financial Statements........................................    F-1


Until _____ , 1998 (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                     [LOGO]

                                1,200,000 Units

                            MUSE TECHNOLOGIES, INC.

                                 Consisting of
                      1,200,000 Shares of Common Stock and
                           600,000 Class A Redeemable
                             Common Stock Purchase
                                    Warrants









                               -----------------


                                   PROSPECTUS

                               -----------------









                              HD BROUS & CO., INC.




                                     , 1998








-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                                                  ALTERNATE PAGE

      PRELIMINARY PROSPECTUS DATED ________ __, 1998 SUBJECT TO COMPLETION

PROSPECTUS
----------

                             MUSE TECHNOLOGIES, INC.
                       423,881 Shares of Common Stock and
            423,881 Class A Redeemable Common Stock Purchase Warrants

     This Prospectus relates to the sale or other disposition of 423,881 outstanding shares of common stock, par value $.015 per share ("Common Stock"), of Muse Technologies, Inc. (the "Company"), and 423,881 outstanding Class A Redeemable Common Stock Purchase Warrants (the "Warrants") owned by certain selling securityholders (the "Selling Securityholders"), and the issuance of 423,881 shares of Common Stock upon exercise of such Warrants. The outstanding shares of Common Stock and Warrants were issued by the Company in connection with a private placement and upon conversion of certain outstanding debt of the Company.

     Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $9.60 per share, subject to adjustment, until
       , 2003, subject to prior redemption by the Company. The Warrants are redeemable by the Company at a redemption price of $.01 per Warrant, upon at least 30 days' prior written notice, during the period commencing one year from the date of this Prospectus or earlier with the consent of the HD Brous & Co., Inc., the underwriter of the Company's initial public offering (the "Underwriter"), provided that the average closing price of Common Stock is at least $12.00 per share, subject to adjustment, for the twenty day period ending not earlier than five days prior to the date on which the Warrants are called for redemption. See "Description of Securities--Class A Redeemable Common Stock Purchase Warrants."

     The Selling Securityholders' securities may be sold from time to time commencing one year from the date of this Prospectus or earlier with the consent of the Underwriter. The Selling Securityholders may effect such transactions by selling securities directly to purchasers, through broker-dealers, including the Underwriter, acting as agents for the Selling Securityholders or to broker-dealers, including the Underwriter, who may purchase securities as principals and thereafter sell the securities from time to time in the Nasdaq SmallCap Market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). Such securities may also be transferred by gift.

     The Selling Securityholders and brokers through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

     The registration statement of which this Prospectus is a part also relates to an underwritten public offering (the "Offering") of 1,200,000 Units by the Company. The Units are comprised of a total of 1,200,000 shares of Common Stock and 600,000 Warrants.

     The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders other than the exercise price of any Warrants which are exercised. The cost of the registration of the securities being sold by the Selling Securityholders, will be paid by the Company.

 AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE
   SUBSTANTIAL DILUTION. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE
    DISCUSSION UNDER THE CAPTIONS "RISK FACTORS," WHICH BEGINS ON PAGE , AND
                                  "DILUTION."

                               ------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is _______, 1998

                                                                       ALTERNATE
                        SALES BY SELLING SECURITYHOLDERS

     This registration statement also relates to the sale by the Selling Securityholders named below of an aggregate of 423,881 shares of Common Stock and 423,811 Warrants as well as the 423,811 shares of Common Stock issuable upon exercise of the Warrants. With respect to the shares of Common Stock issuable upon exercise of the Warrants, the registration statement covers both the issuance of the Common Stock upon such exercise and the subsequent sale by the holders thereof.

     The following table sets forth (i) the name of each Selling Securityholder, (ii) the number of shares of Common Stock and Warrants owned by each Selling Securityholder prior to the offering, (iii) the number of shares of Common Stock and Warrants offered for each Selling Securityholder's account and (iv) the percentage of the Common Stock owned by each Selling Securityholder after completion of the offering. None of the Selling Securityholders has had any position, office or other material relationship with the Company or any of its affiliates since the Company's organization.


                                                         Number of Shares and        Number of Shares
                                Number of Shares         Warrants Offered For          and Warrants            Percentage
                               and Warrants Owned         Account of Selling               Owned               Owned After
  Selling Securityholder       Prior to Offering            Securityholder             After Offering           Offering
  ----------------------       -----------------            --------------             --------------           --------

                               Shares(1)     Warrants       Shares       Warrants
                               -------       --------       ------       --------
James Scannell............      10,000         10,000       10,000         10,000            0                      0
Irene C. Snyder...........       5,000          5,000        5,000          5,000            0                      0
Stephen J. Thomas.........      10,000         10,000       10,000         10,000            0                      0
David P. Franco...........     206,447        190,000      190,000        190,000         16,447                    *
D. Max Bruce and
Ruth A. Bruce as
Trustees of the Ruth
Ann Bruce Trust...........      10,000         10,000       10,000         10,000            0                      0
Abbey E. Blatt............      10,000         10,000       10,000         10,000            0                      0
Allan Y. Cohen............      11,645         10,000       10,000         10,000          1,645                    *
Sterling Furniture Co.....      20,000         20,000       20,000         20,000            0                      0
Lee Ginsberg..............      20,000         20,000       20,000         20,000            0                      0
Edward C. Smith...........       5,000          5,000        5,000          5,000            0                      0
Tim Connolly..............      10,000         10,000       10,000         10,000            0                      0
Valerie Cramer............      10,000         10,000       10,000         10,000            0                      0
Bruce H. Elliott..........       5,000          5,000        5,000          5,000            0                      0
Stephen F. Bergen.........      10,000         10,000       10,000         10,000            0                      0
Paul McCarthy.............      30,000         30,000       30,000         30,000            0                      0
Ting H. Liu and
Elizabeth S. Liu..........      44,524         34,656       34,656         34,656          9,868                    *
Nino Selimaj..............      34,225         34,225       34,225         34,225            0                      0

-------------------
*    Less than one percent.

(1) Does not include shares of Common Stock issuable upon the exercise of the Warrants owned by such Selling Securityholder.

     The Selling Securityholders have advised the Company that any sales of the outstanding shares of Common Stock and Warrants and any shares of Common Stock which are issuable upon exercise of the Warrants may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholder) on the Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise. In addition, Selling Securityholders may transfer any of the shares of Common Stock or Warrants covered by this Prospectus by gift. The Selling Securityholders have agreed that they will not sell any of the their Securities pursuant to this Prospectus prior to one year from the date of this Prospectus without the consent of the Underwriter. Any donee of the securities would be subject to the same restriction.

     The Selling Securityholders may effect such transactions by selling such securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase Warrants or shares of Common Stock as principals and thereafter sell the securities from time to time on the Nasdaq SmallCap Market, in negotiated transactions or otherwise. In any such transaction, the Underwriter may act as broker-dealer for the Selling Securityholder and/or for the purchasing party or the Underwriter may purchase shares of Common Stock or Warrants for its own account although the Underwriter has no agreement or understanding, either formal or informal, with any Selling Securityholder with respect to any such transactions. Such broker-dealers, if any, including the Underwriter, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder's securities may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable restricted period (which may be one or five days or such other period as Regulation M of the Commission under the Exchange Act may provide) prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of a Selling Securityholder's securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. However, the Underwriter has not agreed to and is not obligated to act as broker-dealer in the sale of any Selling Securityholder's securities and the Selling Securityholders may be required, and in the event the Underwriter is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.

--------------------------------------------------------------------------------

No dealer, salesman or any other person has been authorized to give any information or representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                      ------------------------------------


                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary.............................................................3
Risk Factors...................................................................7
Use of Proceeds...............................................................15
Dilution......................................................................16
Capitalization................................................................17
Dividend Policy...............................................................17
Management's Discussion and Analysis of
   Financial Condition and Results of Operations..............................18
Business......................................................................20
Management....................................................................27
Principal Shareholders........................................................30
Certain Transactions..........................................................31
Sales by Selling Securityholders..............................................32
Description of Securities.....................................................33
Shares Eligible for Future Sale...............................................35
Underwriting..................................................................37
Legal Matters.................................................................39
Experts.......................................................................39
Additional Information........................................................39
Index to Financial Statements................................................F-1

                      ------------------------------------


   Until ____, 1998 (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
                                                                       ALTERNATE

                                    [LOGO]


                           MUSE TECHNOLOGIES, INC.

                      423,881 Shares of Common Stock and
                   423,881 Class A Redeemable Common Stock
                              Purchase Warrants


                              ------------------
                                  PROSPECTUS
                              ------------------


                             _____________ , 1998


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation, within certain limitations, to indemnify any person by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding, if such person acted, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Article Eight of the Registrant's Certificate of Incorporation, as amended, provides that:

           EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     In addition, Article VII Section 1 of the By-Laws of the Registrant provides that:

        The Corporation hereby agrees to hold harmless and indemnify any of its officers, directors, employees or agents from and against, and to reimburse such persons for, any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorneys' fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such action, suit or proceeding is by or in the right of the Corporation to procure a judgment in its favor, including an action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which such person served in any capacity at the request of the Corporation, to which such person is, was or at any time becomes a party, or is threatened to be made a party, or a result of or in connection with any appeal therein, by reason of the fact that such person, is, was or at any time becomes a director, officer, employee or agent of the Corporation or is or was serving or at any time serves such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, whether arising out of any breach of such person's fiduciary duty as a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise under any state or federal law or otherwise; provided, however, that (i) indemnification shall be paid pursuant to this Article VII if and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (ii) no indemnification shall be payable pursuant to this Article VII if a court having jurisdiction in the matter shall determine that such indemnification is not lawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     The Registrant intends to maintain director and officer liability insurance which would provide coverage against certain securities law liabilities.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution
-----------------------------------------------------

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts) are estimated as follows:

SEC Registration Fee..............................................$    7,984
National Association of Securities Dealers, Inc. Fee..............$    5,871
Underwriter's Non Accountable Expense Allowance...................$  288,000
Printing and Engraving Expenses...................................$   75,000
Legal Fees and Expenses...........................................$  175,000
Accounting Fees and Expenses......................................$   30,000
State Securities Qualification and Legal Fees.....................$   25,000
Nasdaq Listing Fee................................................$   17,500
Transfer Agent's Fee..............................................$    5,000
Miscellaneous.....................................................$   25,645
                                                                  ----------

                                  Total:                          $  655,000
                                                                  ==========

Item 26.  Recent Sale of Unregistered Securities
------------------------------------------------

(a) In connection with the organization of the Company in October 1995, the Company issued an aggregate of 6,694,080 shares of Common Stock to the then existing shareholders of Viga Technologies Corporation ("Viga"), an entity under common ownership for nominal consideration. Of such shares issued, 950,987; 679,276; 475,658; 475,658;339,474 and 67,105 shares were issued to
Dr. Maples and Messrs. Peterson, Murphy, Andrews, Durgin and Huberman, respectively, who may be deemed founders of the Company.

(b) In December 1995, the Company sold, to four accredited investors, an aggregate of four investment units (the "1995 Units") for $250,000 per 1995 Unit. Each 1995 Unit consisted of $249,900 face amount of 10% one-year mandatory convertible promissory notes (the "1995 Notes") and warrants (the "1995 Warrants") to purchase 8,224 shares of Common Stock at a price of $7.60 per share. The net proceeds of $900,000 were used to pay certain liabilities assumed in connection with the acquisition of assets from Viga and to finance the Company's operations. The 1995 Notes, which were unsecured, were convertible into one share of Common Stock for each $7.60 face amount of the 1995 Note. Investors Associates, Inc. ("IAI") acted as placement agent for the 1995 Private Placement and received a selling commission of $100,000, and warrants to purchase up to 16,448 shares of Common Stock at $7.60 per share. In April 1996, the 1995 Notes were converted into an aggregate of 131,579 shares of Common Stock.

(c) From April through September 1996, the Company sold an aggregate of 250,921 shares of Common Stock at $7.60 per share to 21 accredited investors (the "1996 Private Placement"). The net proceeds from the 1996 Private Placement were approximately $1,700,000, which was used to pay ceratin notes to Viga and for working capital. IAI acted as placement agent for the 1996 Private Placement, for which it received a fee of $190,700 and warrants to purchase 121,710 shares of Common Stock at $7.60 per share. The warrants expire five years from the date of issuance, except that warrants to purchase 16,448 shares expire three years from the date of issuance.

(d) In June 1997, the Company received net proceeds of $1,113,750 from the issuance of notes (the "June 1997 Notes") in the principal amount of $1,237,500 to 15 accredited investors (the "1997 Private Placement"). All of the June 1997 Notes, and accrued interest thereon, were paid from the proceeds of the April 1998 Private Placement (except $300,000 of such June 1997 Notes, which were converted into equity on the same terms as the April 1998 Private Placement). IAI acted as placement agent in connection with the placement of the June 1997 Notes and received commissions equal to $123,750.

(e) In December 1997, in a private placement, the Company sold to 18 accredited investors units consisting of 8% promissory notes (the "December 1997 Notes") in the aggregate principal amount of $875,000 and an aggregate of 57,566 shares of Common Stock (the "December 1997 Shares"). The net proceeds to the Company from the issuance and sale of the December 1997 Notes and December 1997 Shares was approximately $688,000. The December 1997 Notes are payable one year from the date of issuance, together with accrued interest thereon. The Company will use a portion of the proceeds of this Offering to pay the December 1997 Notes, together with accrued interest thereon. The Company engaged Worthington Capital Group, Inc. ("Worthington") to act as placement agent in connection with the December 1997 Private Placement. As compensation for its services as placement agent, Worthington received a fee of $138,750.

(f) In April and May 1998, the Company sold to 14 accredited investors, an aggregate of 34.5 investment units, each unit consisting of 10,000 shares of Common Stock and a warrant to purchase 10,000 shares of Common Stock, at a per unit price of $45,000 (the "April 1998 Private Placement"). The net proceeds of $1,372,250 were used to pay a portion of the June 1997 Notes. The Company used the Underwriter to act as Placement Agent in connection with the April 1998 Private Placement. As compensation for Placement Agent, the Placement Agent received a commission of 10% of the gross proceeds from the sale of the units. In addition, the Company reimbursed the Placement Agent for its expenses incurred in connection with the April 1998 Private Placement offering of $25,000. Pursuant to the terms of the April 1998 Warrants, upon completion of this Offering, the April 1998 Warrants will be automatically converted into Warrants. All references in this Prospectus to the warrants issued in the April 1998 Private Placement assume such automatic conversion. The Company has given the holders of the Common Stock and warrants issued in the April 1998 Private Placement registration rights with respect to such shares and warrants and the shares of Common Stock issuable upon exercise of such warrants.

(g) In July 1998, the Company sold 1,000,000 shares of Common Stock and warrants (the "CRI Warrants") to purchase an additional 1,000,000 shares of Common Stock to CRI for an aggregate purchase price of $8 million. An officer of the Company was paid a commission of $520,000 in connection with this transaction. The CRI Warrants are exercisable at $9.60 through June 30, 2003.

         All of the transactions described above were sold to accredited investors and are exempt from the registration requirements of the Securities Act pursuant to Sections 3(b) or 4(2) thereof as transactions by an issuer not involving a public offering.

Item 27.  Exhibits
------------------

         1.1        Form of Underwriting Agreement.

         1.2        Form of Underwriter's Unit Purchase Option.

         3.1        Certificate of Incorporation of the Registrant, as amended.

         3.2        By-Laws of the Registrant.

         4.1        Specimen Stock Certificate. *

         4.2. Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, including the form of Class A Redeemable Common Stock Purchase Warrant.

         5.1        Securities Opinion of Proskauer Rose LLP. *

         10.1 License Agreement dated October 9, 1995 between the Company and Sandia, as amended. */**

         10.2 Office Lease dated September 6, 1995 between the Company and Airpark Associates, as amended.

         10.3       1995 Stock Option Plan.

         10.4       1996 Stock Option Plan.

         10.5 Employment Agreement, dated as of June 1, 1998 between Creve Maples and the Registrant. *

         10.6 Employment Agreement, dated as of June 1, 1998, between Craig Peterson and the Registrant. *

         10.7 Employment Agreement, dated as of June 1, 1998, between Curtiz J. Gangi and the Registrant. *

         10.8 Employment Agreement, dated as of June 1, 1998, between Brian Clark and the Registrant. *

         10.9 Employment Agreement, dated as of June 1, 1998, between Douglas Harless and the Registrant. *

         23.1 Consent of Proskauer Rose LLP (included in Exhibit 5.1 of this registration statement).

         23.2 Consent of Feldman Sherb Ehrlich & Co., P.C. (formerly Feldman Radin & Co., P.C.).

         24.1 Powers of Attorney appear on the signature page in Part II of the registration statement.

         27.1       Financial Data Schedule.

---------------------
*        To be filed by amendment
** Portions of this document have been deleted pursuant to a request for confidential treatment.

Item 28.  Undertakings
----------------------

         The Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                    (4) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                    (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424 (b)
(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                    (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of these securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 27th day of August, 1998.

                                    MUSE TECHNOLOGIES, INC.

                                    By:      s/Curtiz J. Gangi
                                             ----------------------------------
                                             Curtiz J. Gangi, President

                              POWER OF ATTORNEY

        Each of the undersigned hereby authorizes each of Curtiz J. Gangi and Brian Clark as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this registration statement.

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:


                 Signature                                     Title                               Date
                 ---------                                     -----                               ----
s/Curtiz J. Gangi                            President and Director (Principal           August 27, 1998
------------------------------
Curtiz J. Gangi                              Executive Officer)

s/Creve Maples                               Director                                    August 27, 1998
------------------------------
Creve Maples

s/Brian Clark                                Chief Financial Officer (Principal          August 27, 1998
------------------------------
Brian Clark                                  Financial and Accounting Officer)

s/David Durgin                               Director                                    August 27, 1998
------------------------------
David Durgin

s/Benjamin Huberman                          Director                                    August 27, 1998
------------------------------
Benjamin Huberman

s/Edward A. Masi                             Director                                    August 27, 1998
------------------------------
Edward A. Masi

                                EXHIBIT INDEX

      Exhibit
       Number                    Description
      --------                   -----------

         1.1        Form of Underwriting Agreement.

         1.2        Form of Underwriter's Unit Purchase Option.

         3.1        Certificate of Incorporation of the Registrant, as amended.

         3.2        By-Laws of the Registrant.

         4.1        Specimen Stock Certificate. *

         4.2. Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, including the form of Class A Redeemable Common Stock Purchase Warrant.

         5.1        Securities Opinion of Proskauer Rose LLP. *

         10.1 License Agreement dated October 9, 1995 between the Company and Sandia, as amended. */**

         10.2 Office Lease dated September 6, 1995 between the Company and Airpark Associates, as amended.

         10.3       1995 Stock Option Plan.

         10.4       1996 Stock Option Plan.

         10.5 Employment Agreement, dated as of June 1, 1998 between Creve Maples and the Registrant. *

         10.6 Employment Agreement, dated as of June 1, 1998, between Craig Peterson and the Registrant. *

         10.7 Employment Agreement, dated as of June 1, 1998, between Curtiz J. Gangi and the Registrant. *

         10.8 Employment Agreement, dated as of June 1, 1998, between Brian Clark and the Registrant. *

         10.9 Employment Agreement, dated as of June 1, 1998, between Douglas Harless and the Registrant. *

         23.1 Consent of Proskauer Rose LLP (included in Exhibit 5.1 of this registration statement).

         23.2 Consent of Feldman Sherb Ehrlich & Co., P.C. (formerly Feldman Radin & Co., P.C.).

         24.1 Powers of Attorney appear on the signature page in Part II of the registration statement.

         27.1       Financial Data Schedule.

---------------------
*        To be filed by amendment
** Portions of this document have been deleted pursuant to a request for confidential treatment.